                                                                Willows Phase II
                                                                     Redmond, WA
                                NET LEASE AGREEMENT

     This NET LEASE AGREEMENT ("Lease") is made as of the 24th day of February, 1998, by and between OPUS NORTHWEST, LLC, a Delaware limited liability company ("Landlord"), and APEX PC SOLUTIONS, INC., a Washington corporation ("Tenant").

                                       GRANT

     Landlord, in consideration of the rents to be paid and the covenants to be observed and performed by Tenant, hereby leases to Tenant, and Tenant hereby leases from Landlord, each upon and subject to the terms and conditions set forth herein, all of Building D (the "Building") shown and designated on the Site Plan attached as EXHIBIT A (the "Site Plan") and containing approximately 116,641 square feet of rentable floor area consisting of approximately 27,597 square feet of office space (including approximately 13,307 square feet in the mezzanine), 2,204 square feet of mezzanine shell space for future office growth (the "Mezzanine Shell Space") and 86,840 square feet of warehouse space approximately as shown in the Floor Plan attached as EXHIBIT A-1 (the "Premises", sometimes referred to herein as the "Initial Premises"). The Premises are located on the property described in EXHIBIT B (the "Land", which together with the Premises, constitutes the "Project"), which is a part of the property known as Willows Commerce Park Phase II (the "Park"), which is shown on the Site Plan and situated in the City of Redmond, County of King, State o1f Washington. Tenant is also hereby granted the non-exclusive license to use, in common with Landlord and other tenants of the Project and their respective officers, directors, employees, agents and customers, all Common Areas (as defined in Section 5.3) of the Project as the same may exist from time to time, and all areas in the Park designated by Landlord from time to time for the common use of all occupants of the Park.

SECTION 1.  LEASE TERM

     1.1. LEASE TERM. The initial lease term ("Initial Term") shall commence on the Commencement Date (as defined in Section 2.2), and shall continue for 60 full calendar months plus the part of the month, if any, from the Commencement Date through the last day of the month in which the Commencement Date occurs. Any reference to the Lease Term, Term of this Lease or similar reference shall be a reference to the Initial Term together with any Renewal Term and any extensions to or modifications of the Initial Term.

     1.2. OPTIONS TO RENEW. Tenant shall have the right, subject to all provisions of this Section 1.2, to extend the Initial Term for two consecutive and successive periods of 3 years (each of which is a "Renewal Term" and both of which are sometimes collectively the "Renewal Terms"), provided that: (a) this Lease is in full force and effect; (b) Tenant is not in default under this Lease, subject to any notice required and any applicable grace or cure period, at the time of exercise of the right of renewal or at the time set for commencement of the applicable Renewal Term and has not been in default, beyond the expiration of any cure periods, more than 3 times during the 3 years before exercise of the right to renew; (c) Tenant exercises its right to each of the Renewal Terms by giving Landlord written notice of its election at least 180 days before the first day of the Renewal Term being exercised; and (d) each Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease, except that the monthly Fixed Rent shall be the Fixed Rent for the Renewal Term as set forth in Section 3.1.1. Tenant's failure to exercise its option for the first Renewal Term shall automatically waive its option for the second Renewal Term.

     1.3. RIGHT OF FIRST OPPORTUNITY. Before and during the Lease Term, Tenant shall have a right of first opportunity (each, a "Right of First Opportunity") to lease rentable area in Building B before it is leased and as portions of it become available from time to time upon the expiration or termination of a lease to another tenant (each such portion being referred to herein as an "Additional Space") on such terms and conditions that Landlord is prepared to accept in view of market conditions at the time for comparable space in projects like the Project. Before entering into a lease for Additional Space and when Landlord has reason to believe Additional Space will become available, Landlord shall give written notice thereof to Tenant. The notice shall contain a proposal to add the Additional Space to the leased Premises and to otherwise amend the Lease provision relating to Fixed Rent and such other provisions as Landlord proposes in connection with the Additional Space. Tenant shall thereafter have 10 business days in which to deliver notice to Landlord indicating that it will or will not lease the Additional Space on the terms set forth in Landlord's notice. Tenant's failure to deliver such notice to Landlord within such 10-day period shall be deemed to be a rejection, and Landlord shall be free to lease the Additional Space as it sees fit. The Right of First Opportunity shall apply only with respect to an entire Additional Space, and may not be exercised with respect to only a portion of it.

SECTION 2.  CONSTRUCTION OF IMPROVEMENTS

     2.1. LANDLORD'S IMPROVEMENTS. Landlord agrees to furnish at Landlord's sole cost and expense all of the material, labor, and equipment for the construction of the Base Building Shell and Sitework and Tenant Improvements specified in the Outline Specifications attached hereto as EXHIBIT C, the Space Plan (as defined below) and the Final Plans and Specifications (as defined below) ("Landlord's Improvements"). Landlord's Improvements shall be constructed in a good and workmanlike manner in accordance with the Outline Specifications, the Space Plan, the Final Plans and Specifications and the Applicable Laws, rules and regulations, including the building code, as they are presently interpreted and enforced by the governmental bodies having jurisdiction thereof (collectively, "Applicable Laws"). Landlord represents and warrants to Tenant that the construction of the Project and the Landlord's Improvements is not subject to the development moratorium currently in effect in the City of Redmond. Landlord agrees, at its cost, to cause a space plan to be prepared in


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accordance with the Outline Specifications and the Applicable Laws and to submit the same to Tenant for its approval, which shall be granted or denied within three (3) business days after Landlord submits the space plan to Tenant. The space plan shall be approved by Landlord and Tenant affixing thereon the signature or initials of a Designated Representative (as defined in Section 2.3) of each of them. A copy of the approved space plan (the "Space Plan") shall be deemed attached to each party's copy of this Lease as EXHIBIT C-1. Landlord agrees, at its cost, to cause plans and specifications to be prepared in accordance with the Outline Specifications, the Space Plan and the applicable laws and to submit the same to Tenant for its approval. If Tenant objects to any portion of the submitted plans and specifications, it shall notify Landlord within 10 days after receipt of such plans and specifications. The plans and specifications shall be approved by Landlord and Tenant affixing thereon the signature or initials of a Designated Representative of each of them. The plans and specifications approved by Landlord and Tenant (the "Approved Plans and Specifications") shall be the permit plans submitted by Landlord to the City of Redmond with Landlord's application for permits to construct the Building. Landlord shall promptly notify Tenant's Designated Representatives of any changes to the Approved Plans and Specifications that are required by the City of Redmond. The Approved Plans and Specifications, as revised as required by the City of Redmond, shall be the "Final Plans and Specifications" and shall be deemed attached to each party's copy of this Lease as EXHIBIT D. Such EXHIBIT D shall be in lieu of and shall replace EXHIBIT C and EXHIBIT C-1, except as to nonconstruction matters contained in EXHIBIT C and EXHIBIT C-1 such as allowances and exclusions not expressly and specifically superseded by EXHIBIT D. The signature or initials of a Designated Representative of a party shall be deemed conclusive evidence of the approval of such party. Tenant also agrees that it will not act in an arbitrary or capricious manner with respect to the approval of the space plan and the plans and specifications. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Outline Specifications, so as not to delay completion of the Landlord's Improvements. Tenant shall be responsible for Landlord's increased cost of labor and materials, if any, and loss of rent, arising out of delay in the completion of the Premises caused by Tenant's failure to comply in a timely manner with the requirements of this Section 2.1.

     Tenant shall have a turnkey build out allowance (the "Allowance") of Thirty Dollars ($30) per rentable square foot of the office portion of the Premises ($827,910) and One Dollar and 65/100s ($1.65) per rentable square foot of the warehouse portion of the Premises ($173,000) ($1,000,910 total) for the Cost of Construction of all of Landlord's Improvements to the Initial Premises, as shown on the Outline Specifications, Space Plan and Final Plans and Specifications other than the Base Building Shell and Sitework ("Tenant Improvements"). "Cost of Construction" shall mean (a) all costs (including sales and excise taxes) incurred in the design or construction of the Tenant Improvements, including the contractor's fee; (b) premiums for Builder's Risk and Indemnification Insurance directly related to the construction of the Tenant Improvements; and (c) costs of obtaining building permits, water, sewer and utility tap fees. Landlord shall deliver to Tenant a preliminary budget for the Cost of Construction of the Tenant Improvements as soon as reasonably possible after approval of the Space Plan. If the final Cost of Construction of the Tenant Improvements exceeds the Allowance, Tenant shall pay said excess to Landlord as Additional Rent within 10 days after Landlord notifies Tenant of the amount of the excess, which notice shall be accompanied by reasonable documentation of the excess; provided, however, that Tenant shall have the option to have up to a maximum of $250,000 of the excess amortized, with interest at the rate of 10%, over the Initial Term of this Lease and pay such amount (the "Amortized Amount") as Additional Rent on the first day of each calendar month of the Initial Term.

     2.2. POSSESSION OF PREMISES. The "Commencement Date" of this Lease is the earlier of: (a) the date two days after the date Landlord's Improvements are substantially complete and ready for occupancy by Tenant (subject to Punch List items correction of which does not materially interfere with Tenant's use and enjoyment of the Premises); or (b) the date Tenant occupies any of the Premises. The target Commencement Date is February 1, 1999. The Landlord's Improvements shall be deemed to be substantially complete and ready for occupancy on the date that the municipality having jurisdiction thereof issues a temporary or permanent certificate of occupancy permitting Tenant to occupy the Premises for the purposes set forth in Section 4 or takes such other action as may be customary to permit occupancy or use thereof; provided, however, that the issuance of a certificate of occupancy or the taking of such other customary action shall not be a condition to payment of Rent or commencement of the Lease Term if failure to secure such certificate or action is caused by the act or omission of Tenant. Landlord shall give Tenant at least sixty (60) days advance notice of the date Landlord anticipates that the Landlord's Improvements will be substantially complete and ready for occupancy (subject to Punch List items correction of which does not materially interfere with Tenant's use and enjoyment of the Premises). Landlord shall not be liable for any damages arising from delay in putting Tenant in possession of the Premises provided that: (a) if the Commencement Date is delayed until after February 15, 1999, Tenant shall be entitled to a one (1) day abatement of Fixed Rent and Additional Rent due after the Commencement Date for each day of delay after February 15, 1999; and (b) if the Commencement Date is delayed until after May 1, 1999, Tenant shall have the right to terminate this Lease upon written notice given to Landlord on or before May 1, 1999. Tenant shall have access to the Premises approximately thirty (30) days before the estimated date of substantial completion in order to install its fixtures and computer and telephone cabling and otherwise set up its space, provided that Tenant and its installers shall coordinate their activities with and in no manner interfere with the work of Landlord's contractors and subcontractors. Such access shall not be deemed to constitute Tenant's occupancy of the Premises for the purpose of determining the Commencement Date. However, all terms and provisions of this Lease shall apply during such access, except those having to do with the payment of Fixed Rent or Additional Rent. When the actual Commencement Date is determined, the parties shall enter into a memorandum specifying the Commencement Date and expiration date of this Lease.

     2.3. REPRESENTATIVES. "Designated Representative" means any person authorized to speak and act on behalf of Landlord or Tenant and upon whom the other shall fully and unconditionally be entitled to rely for any and all purposes of this Lease until such designation has been revoked or changed in accordance with the applicable provisions of this Section 2.3. Landlord hereby appoints Harry DeMarre, Bart Brynestad and Mike Ruhl as its Designated Representatives. Tenant hereby appoints Mary Flynn and Sam Saracino as its Designated

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Representatives.  Either party may change or revoke the authority of a Designated Representative by notice to the other, but no such change or revocation shall affect any approval or consent given by a party's Designated Representative before the other party receives notice of such change or revocation.

     2.4. CONSTRUCTION GUARANTY. Landlord guarantees the Landlord's Improvements against defective workmanship and/or materials for a period of one year from the date of substantial completion of Landlord's Improvements. Landlord agrees, at its sole cost, to repair or replace any defective item occasioned by poor workmanship and/or materials during said one-year guaranty period. Performance of such one-year guaranty shall be Landlord's sole and exclusive obligation with respect to defective workmanship and/or materials. Tenant's right to enforce such one-year guaranty shall be Tenant's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. Upon expiration of the one-year guaranty of Landlord against defective workmanship and materials, Landlord shall assign to Tenant any warranties or guaranties of workmanship or materials given to Landlord by subcontractors or materialmen for a period longer than the one-year guaranty period described above. Landlord makes no warranty or representation that any of such warranties or guaranties will be assignable. To the extent that any such warranties or guaranties are not assignable, Landlord agrees to cooperate with Tenant in the enforcement thereof by Tenant, at Tenant's sole cost. Landlord also agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost, of any service contracts that provide service, repair or maintenance for a period longer than such one-year guaranty period, on any item incorporated in the Building that is to be maintained by Tenant.

     2.5. TENANT'S ACCEPTANCE OF PREMISES. If on the date the Landlord's Improvements are substantially complete there should remain items of construction or finish work to be completed which do not materially interfere with Tenant's use, occupancy or enjoyment of the Premises, Landlord and Tenant shall, within 10 business days from the date the Landlord's Improvements are substantially complete, prepare a written list (the "Punch List") of such uncompleted items. Landlord agrees to complete the Punch List item(s) within 30 days after the Punch List is delivered to Landlord, provided that if the nature of any items on the list is such that they cannot be completed within 30 days, then within such longer period of time as is reasonably necessary to complete the same, provided Landlord commences the completion within the 30 day period and thereafter diligently pursues completion. If the Landlord does not complete any Punch List items within the time required by the previous sentence, Tenant shall have the right to complete the items and offset the cost of completion against the Fixed Rent and Additional Rent next due under this Lease within the limits set forth in Section 18.30. If there is any dispute as to work performed or required to be performed by Landlord, the existence of any Punch List items or the completion thereof in accordance with the terms of the Lease, such dispute shall be decided by Landlord's architect (which is J.P.C., Inc.), whose decision shall be presumed to be valid. Subject to the preceding, Tenant's acceptance of possession shall conclusively be deemed to establish that the Premises have been completed. Tenant waives any claim as to matters not listed in the Punch List, provided, however, Tenant's failure to include in the Punch List any incomplete item, the incompleteness of which was not reasonably discoverable by the date the Punch List was prepared, shall not constitute a waiver by Tenant with respect to such incomplete item. Tenant shall promptly furnish to Landlord written notice if Tenant discovers any such incomplete item. Tenant's sole and exclusive remedy with respect to any incomplete item shall be the right to cause Landlord to complete such item substantially in accordance with the Final Plans and Specifications pursuant to Section 2.4.

     2.6. FLOOR AREA. The number of rentable square feet of floor area in the entire Premises, the office portion of the Premises and the warehouse portion of the Premises shall be determined by Landlord and Tenant based upon the Space Plan and as part of the process of approving the Space Plan. Once the square footages have been determined, Landlord and Tenant shall enter into an agreement amending this Lease to specify the square footages, the Fixed Rent, the Allowance and the Security Deposit.

SECTION 3.  FIXED RENT

3.1. FIXED RENT. Tenant shall pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever (except as otherwise specifically permitted in this Lease), at the office of Landlord at: Opus Northwest, L.L.C., Attn: John Solberg, Vice President, 200 - 112th Avenue N.E., Suite 205, Bellevue, WA 98004, or at such other place or account as Landlord may from time to time designate in writing, rent for the Term of this Lease in the following amounts (the "Fixed Rent"):

                INITIAL TERM:                    RENEWAL TERM
                -------------                    -------------
      Month   1 and 2     $  -0-        First     See Section 3.1.1
      Months  3 - 36      $90,150       Second    See Section 3.1.1
      Months 37 - 60      $99,165

payable monthly, in advance, commencing on the Commencement Date and continuing on the first day of each month thereafter during the balance of the Lease Term. Fixed Rent for any partial calendar month shall be prorated.

          3.1.1. RENEWAL TERM FIXED RENT. The monthly Fixed Rent during each Renewal Term shall be 95% of the market rate for a 3 year term for comparable space leased on comparable terms in the Redmond, Washington area ("Market Rent") but in no event less than one hundred percent (100%) of the Fixed Rent payable in the period immediately preceding the Renewal Term. Landlord shall give Tenant notice of Landlord's estimation of Market Rent within 10 days after receiving Tenant's notice exercising its option to renew. If Tenant disagrees with such estimate, it shall notify Landlord in writing thereof within 10 days of the Tenant's receipt of its notice. If


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Tenant fails to notify Landlord that it disagrees with the estimation within said 10-day period, Tenant shall be deemed to have agreed to the Market Rent proposed by Landlord. If there is a disagreement on such estimation, the parties shall promptly meet to attempt to resolve their differences. If the differences as to Market Rent are not resolved within 25 days of the date Tenant receives the Landlord's initial estimate of Market Rent, then the parties shall submit the matter to appraisal in accordance with the next paragraph so that Market Rent is determined before the first day of the Renewal Term, or Tenant may give Landlord written notice within 3 business days after expiration of the 25-day period that Tenant withdraws the notice exercising its right of renewal and this Lease shall expire as of the expiration of the then-existing Term.

     If the parties are unable to reach agreement on Market Rent during the period specified in the immediately preceding paragraph, then Landlord or Tenant (the "Moving Party") may give notice to the other demanding appraisal and naming an appraisal company. The recipient of such notice (the "Recipient") shall, within 10 days after receiving the Moving Party's notice, give notice to the Moving Party naming an appraisal company selected by the Recipient. Each appraiser shall be a member of the American Institute of Appraisers and shall have not less than 10 years experience in the appraisal of properties like the Project in the Puget Sound area, including Redmond. If the Recipient fails to notify the Moving Party of the name of the appraisal company it has selected within said 10 day period, the appraisal company selected by the Moving Party shall determine the Market Rent for the Renewal Term. The appraiser(s) shall determine the Fixed Rent for the Renewal Term, which shall be the monthly amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord would accept, in an arms-length lease for comparable space in a comparable building in a comparable Project for a comparable period of time, giving consideration to the rent rates per square foot, the standard of measurement by which square footage is measured, the type and extent of liability under any escalation clauses and all other applicable conditions of tenancy (which is a more detailed description of the Market Rate). The Market Rate shall not be less than 100% of the Fixed Rent payable in the period immediately preceding the Renewal Term. The appraiser(s) shall render a decision in writing to Landlord and Tenant simultaneously within 10 days of their appointment. Any decision in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur shall be binding and conclusive upon the parties.

     If the two appraisers are unable to agree upon a determination of Market Rent within 20 days after appointment of the appraiser(s), they shall appoint a third appraiser, who shall be an impartial person with qualifications similar to those required of the first two appraisers. If the initial two appraisers are unable to agree upon such appointment within 5 days after expiration of the 20 day period, the third appraiser shall be selected by the parties themselves, if they can agree, within a further period of 10 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of the King County Superior Court acting in his private non-judicial capacity. The other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment, and the parties agree to indemnify the presiding judge against all claims arising out of the presiding judge's appointment of an appraiser. If the Market Rent cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or settlement between the parties during the course of appraisal, the Market Rent shall be determined by the three appraisers in accordance with the following procedure. Each of the two appraisers originally selected by the parties shall prepare a written statement of his determination of the Market Rent, supported by the reasons therefor, with counterpart copies for each party and the third appraiser. The appraisers shall arrange for a simultaneous exchange of their Market Rent determinations. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates his determination of the Market Rent. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed Market Rents. The appraisers shall attempt to decide the issue within 10 days after the appointment of the third appraiser. The Market Rent chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding upon the parties.

     In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by him, but in the case of the third appraiser, his successor shall be appointed in the manner described above for appointment of the third appraiser. The appraisers shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The appraiser(s) shall render the determination of Market Rent in writing, with counterpart copies to each party. The appraisers shall have no power to modify the provisions of this Lease. Each party shall pay the fees and expenses of its respective appraiser and both shall share equally the fees and expenses of the third appraiser, if any. Each party shall pay the attorneys' fees and expenses of its counsel and the fees and expenses of any witnesses called by that party. Time is of the essence in connection with the establishment of Market Rent. If the Market Rent for a Renewal Term is not determined before the first day of the Renewal Term, the Tenant shall continue to pay Fixed Rent in the amount payable during the immediately preceding period until the Fixed Rent for the Renewal Term is determined. Within 10 business days after the Fixed Rent for the Renewal Term has been determined, the Tenant shall pay to the Landlord the excess, if any, of the Fixed Rent due at the rate set by the appraiser(s) over the Fixed Rent actually paid during any expired portion of the Renewal Term.

     3.2. ADDITIONAL RENT. Tenant shall fully and timely pay or discharge any and all charges, insurance premiums, utility charges, maintenance, repair or replacement expenses and any other amount to be paid by Tenant under the terms of this Lease as additional rent (sometimes collectively referred to as "Additional Rent"). If the Tenant fails to pay or discharge any item of Additional Rent within the cure period specified in Section 11.2, Landlord may, but shall not be obligated to, pay or discharge the same. The Tenant shall immediately reimburse Landlord for all costs so incurred by Landlord, together with interest at the Agreed Rate (as defined in Section 3.3) from the date of Landlord's expenditure until the date Landlord receives Tenant's reimbursement. The term "Rent" means the aggregate of Fixed Rent and Additional Rent.

     3.3. DELINQUENT PAYMENTS. Any installment of Fixed Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which is not paid when due shall bear interest from the date due until


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it has been paid at an annual rate equal to (the "Agreed Rate") 5% in excess of the published "prime rate" announced as such by Seattle-First National Bank, N.A., it's successors or assigns, including by merger or other operation of law, but in no event greater than the maximum lawful rate Landlord may charge Tenant. In addition, any installment of Fixed Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which is not paid when due and which remains unpaid 10 days thereafter shall be subject to a late payment fee of 5% of the unpaid amount. Landlord, however, waives such fee and interest if the amount due is paid to Landlord within 3 days of telephone notice to Mary Flynn at the Premises, provided that such waiver shall occur no more than one time in any 12 month period.

     3.4. SECURITY DEPOSIT. Contemporaneously with the execution hereof, Tenant shall pay to Landlord the sum of Ninety Thousand One Hundred and Fifty ($90,150) (the "Security Deposit"). The Security Deposit shall be held by Landlord without liability for interest as security for the performance by Tenant of Tenant's obligations under this Lease. Upon the occurrence of any Event of Default by Tenant (as defined in Section 12), Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to pay any arrearages of Fixed Rent or Additional Rent, to pay any amount which Landlord may spend or become obligated to spend by reason of such Event of Default or to compensate Landlord for any other loss, damage or liability which Landlord may suffer by reason of such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided there exists no Event of Default hereunder, any remaining balance of the Security Deposit shall be returned promptly by Landlord to Tenant upon expiration or earlier termination of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

SECTION 4.  USE OF PREMISES

     The Premises shall be used for general office, engineering, research and development, assembly of electronic products, light industrial and warehouse uses (the "Permitted Use") and no other use. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any applicable statute, rule, order, ordinance, requirement or regulation, or in any manner which would: (a) violate any certificate of occupancy affecting the same; (b) cause structural injury to the improvements or overload the floors;
(c) cause the value or usefulness of the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted); (d) constitute a public or private nuisance or waste; or (e) increase the cost of any insurance maintained by Landlord relating to the Premises, unless the increased cost is paid by Tenant. Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Building which are recorded during the Lease Term. Such recorded covenants, conditions and restrictions shall not unreasonably interfere with Tenant's rights and obligations under the Lease.

SECTION 5.  OPERATING EXPENSES AND TAXES

     5.1.  DEFINITIONS.

     "OPERATING EXPENSES" shall mean all costs of operating, maintaining, repairing and replacing the Common Area and shall include: all sums expended for lighting, cleaning, sealing, striping, inspecting, painting and removing snow, ice, debris and surface water; all insurance costs incurred by Landlord in connection with the Project, including liability insurance, insurance against all risks of physical loss (including earthquake and flood if required by Landlord's Mortgagee, as defined in Section 16.1) or other casualties, rental loss, workmen's compensation and employer's liability insurance, and any "deductible" cost incurred in connection with any covered loss; all costs incurred by Landlord in connection with transportation management for the Project including surcharges levied upon or assessed against parking spaces or areas, payments to or for public transit, shuttles, car pooling facilities or a transportation manager or otherwise, as required by governmental authorities having jurisdiction over the Project; costs incurred by Landlord in connection with complying with applicable federal, state or local environmental laws, regulations, rules, ordinances or other legal requirements not applicable or required at the Commencement Date; costs of providing security guards, if any; acquisition costs (rental fees and/or purchase price amortized over the useful life thereof) or, in lieu of acquisition costs, the annual depreciation (over the useful life applicable thereto) of machinery and equipment used in connection with the maintenance or operation of the Common Areas; costs of any capital improvements to the Project which are for the purpose of reducing energy costs or Operating Expenses; costs of service and maintenance contracts; costs of inspecting, repairing and maintaining equipment used in the maintenance or operation of the Common Area; reasonable costs paid or incurred by Landlord for professional and other services (including consultants, attorneys, appraisers and experts) in connection with contesting or attempting to lower Taxes or resist increased Taxes; a pro rata share (based upon the ratio of the rentable floor area of the Building compared to the rentable floor area of all buildings in the Park) of all costs incurred by Landlord in connection with operating, maintaining and repairing any areas or facilities used in common by the Project and other portions of the Park pursuant to covenants affecting the Project hereafter recorded in the records of King County, Washington; and a property management fee equal to 4% of Tenant's Fixed Rent. Operating Expenses shall not include: (1) any capital improvement to the Project other than replacements required for normal maintenance and repair, except as specifically set forth above; (2) repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, except for any applicable deductible; (3) expenses incurred in leasing or procuring tenants, such as leasing commissions, advertising expenses or expenses for renovating space for new or existing tenants; (4) legal expenses incident to the negotiation or enforcement by Landlord of the terms of any lease; (5) interest or principal payments on any Mortgage (as defined in Section 16.1) or other indebtedness of Landlord; (6) the initial expense of constructing the Landlord's Improvements and the Common Area improvements or expenses for constructing or reconstructing the exterior of the buildings in the Project; (7) any structural change or improvement to the Premises or the Project that was expressly required as of the date hereof under governmental law, regulation or ordinance (as the same are presently interpreted and enforced) but which Landlord failed to construct as part of the initial development of the Project; (8) fines, penalties, and interest; (9) wages, salaries, fees and fringe benefits paid to administrative or executive personnel, officers, partners, members or managers of Landlord, unless and only to the extent they are directly engaged in management of the Park or Building;
(10) Landlord's expenses related to compliance with environmental laws and regulations applicable to Hazardous Materials not released or permitted to be released by Tenant or Tenant's employees, agents or invitees; (11) any property management fee in excess of 4% of Tenant's Fixed Rent. Operating Expenses shared by Tenant will be offset by any revenues generated by parking facilities at the Project and any Operating Expenses that are charged exclusively to individual tenants including Tenant. Any capital expense included in Operating Expenses as permitted by this Section 5.1 shall be amortized on a straight line basis over the useful life of the improvement, replacement, expansion, addition, alteration or repair that is the subject of the expense and only the amortized portion attributable to a particular Lease Year shall be included in the Operating Expenses for that Lease Year. In the calculation of any expenses hereunder, no expense shall be charged more than once. Landlord agrees to keep, for a period of at least 3 years, books and records showing the Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis.

     "LEASE YEAR" shall mean, in the case of the first Lease Year, that period from the Commencement Date to the first succeeding December 31. Thereafter, "Lease Year" shall mean each successive 12 calendar month period following the expiration of the first Lease Year, except that if this Lease terminates or expires on any day other than December 31, the last Lease Year shall be the period from the end of the preceding Lease Year to such termination or expiration date.

     "TAXES" shall mean all taxes and assessments (general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind whatsoever) against the land, buildings or improvements comprising the Project and all other governmental charges that are levied or assessed by any lawful authority during each calendar year, excluding any net income tax, estate tax, transfer tax or inheritance tax. Taxes shall not include any fine, penalty, interest, or cost attributable to delinquent payment thereof.

     "TENANT'S SHARE" shall mean one hundred percent (100%); provided, however, that if Landlord incurs Operating Expenses for the Project and portions of the Park outside the Project (the "Larger Area"), then Tenant's Share, with respect to such Operating Expenses shall mean the fraction numerator of which is the number of square feet of rentable floor area of the Premises as certified by Landlord's architect and the denominator of which is number of square feet of rentable floor area of all buildings in the Larger Area (including the Project) at the time.

     5.2. PAYMENT. Tenant shall pay to Landlord Tenant's Share of Taxes and Operating Expenses, as Additional Rent, in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Landlord's initial estimate is $0.189 per square foot per month. Landlord shall, on or about March 31 of each calendar year, submit to Tenant a statement of estimated Operating Expenses and Taxes for such Lease Year and Tenant's Share thereof, whereupon Tenant shall pay Landlord any deficit over Tenant's first quarter payments within 30 days of receipt of Landlord's statement, and any overpayment by Tenant shall be credited to the next installments of Tenant's Share of Operating Expenses or Taxes. Landlord may from time to time revise such estimate by notice to Tenant, whereupon subsequent payments by Tenant shall be based upon such revised estimate until Tenant receives the next estimate. To the extent that property taxes (or taxes in lieu thereof) or assessments are payable in installments, Tenant's contribution shall be based on the annual installment due as if such tax or assessment were spread over the maximum period of time permitted.

     Within 90 days after the end of each Lease Year, Landlord shall furnish Tenant with a statement (the "Annual Statement") of the actual amount of Tenant's Share of Operating Expenses and Taxes for such period describing the Operating Expenses in sufficient detail to permit reasonable review by Tenant and with an explanation of the calculation of the amount payable by Tenant. A copy of Landlord's real property tax statement shall be enclosed with the Annual Statement. If the total of the monthly installments paid by Tenant for such Lease Year does not equal Tenant's Share as shown on the Annual Statement, (a) Tenant shall promptly pay Landlord any deficiency or (b) Tenant shall be entitled to offset any excess against Tenant's Share of Operating Expenses or Taxes due within 30 days thereafter. Landlord shall promptly refund to Tenant any portion of the excess that exceeds the Operating Expenses and Taxes due within 30 days or, if this Lease has terminated, the entire excess.

     If Tenant is not satisfied with any Annual Statement furnished by Landlord, upon 10 days' written notice given within 2 years after receiving the statement, Tenant shall have the right to audit Landlord's books and records pertaining to Operating Expenses and Taxes for the Lease Year to which such Annual Statement relates. Landlord shall make such books and records as are reasonably necessary to conduct such audit available to Tenant for examination at the Landlord's office during ordinary business hours. Tenant shall keep all of the information disclosed in the course of the audit confidential and shall require its consultants to agree in writing directed to Landlord to keep all such information confidential. Tenant agrees that such audits may not be conducted on a contingency basis and that Landlord's records relating to a particular Lease Year may be audited only once. If the audit discloses a discrepancy in the reported Operating Expenses and Taxes which, after taking into account any credit given by Landlord pursuant to the final sentence of the preceding paragraph, result in Tenant having overpaid Tenant's Share of the aggregate of Operating Expenses and Taxes by more than the greater of Two Thousand Dollars ($2,000), or 4% of the actual amount of Tenant's Share of the aggregate of Operating Expenses and Taxes, the Landlord shall promptly pay to Tenant the reasonable cost of said audit (up to $3,000).

     5.3. COMMON AREA MAINTENANCE. "Common Area" shall mean the entire area of the Project designed for the common use or benefit of the tenants of the Project and other persons entitled to use the same, including parking lots, landscaped and vacant areas, roads, walks, curbs, corridors, stairs and ramps, common utility facilities, storm water detention facilities (whether located within or outside of the Project), the roof membrane and exterior surfaces of the buildings located in the Project. Landlord shall operate and maintain the Common Area, or shall cause the same to be operated and maintained, in first-class condition and in compliance with all applicable laws, ordinances and regulations. Landlord shall have the right: (a) to change the location and arrangement of parking areas and other Common Areas; (b) to establish and change the level of parking surfaces; (c) to close all or any portion of the Common Area to such extent as may, in the opinion of Landlord's counsel, be necessary to make repairs or alterations or prevent a dedication thereof or the accrual of any rights by any person or the public therein; and (d) to do and perform such other acts in and to said area and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof, provided that no such changes will materially affect visibility or access to the Premises, materially reduce available parking or involve relocation of the Premises. If such an affect or reduction occurs, rental and other payments payable hereunder shall be proportionately abated during the period of such affect or reduction. If Landlord exercises any right set forth in the preceding sentence, Landlord shall use reasonable efforts to minimize material adverse interference with Tenant's operation of the Premises for the Permitted Use. Tenant shall not, without the prior written consent of the Landlord, solicit business or display merchandise within the Common Area, distribute handbills therein or take any action which would interfere with the rights of other persons to use the Common Area.

     5.4. OTHER TAXES. Tenant shall pay, as Additional Rent, any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by any lawful authority against Landlord with respect to the Fixed Rent, Additional Rent or other charges accruing under this Lease. If it shall not be lawful for Tenant so to reimburse Landlord, the monthly Fixed Rent payable to Landlord shall be increased so that after imposition of any such tax or charge Landlord receives the same net rental that it received before the imposition thereof.

     5.5. TENANT PARKING. Landlord agrees to make available to Tenant 240 parking stalls in the Project on an unassigned basis and in common with all occupants of the Project.

SECTION 6.  INSURANCE

     6.1. LANDLORD'S CASUALTY INSURANCE. Landlord shall keep the improvements in the Project insured in an amount equivalent to their full insurable replacement cost (with a deductible not greater than $10,000 without the prior written consent of Tenant, except for earthquake and flood insurance) against loss or damage by fire and such other risks as are customarily covered with respect to buildings and improvements similar to the Project in construction, general location, use, occupancy and design, and such other risks as Landlord may deem appropriate.

     6.2. LIABILITY INSURANCE COVERAGE. Tenant, at its sole cost, shall carry commercial general liability insurance covering the Premises and Tenant's use of the Premises with a combined single limit not less than Five Million Dollars ($5,000,000), per occurrence, coverage on an occurrence basis, with a deductible of not more than Ten Thousand Dollars ($10,000.00). Such insurance shall: (a) name Landlord, its managing agent and Mortgagee as additional insureds; (b) specifically insure (by contractual liability endorsement) Tenant's obligations under Section 10 of this Lease; (c) be primary to any liability insurance maintained by Landlord, its managing agent or Mortgagee; (d) protect each of the insureds under a severability of interest clause as if each were separately insured under separate policies; and (e) include employer's liability and Washington stop gap coverage.

     6.3. TENANT'S CASUALTY AND BUSINESS INSURANCE. Tenant, at its sole cost, shall keep all of its inventory, equipment, furniture, fixtures and personal property located at the Premises insured in an amount equivalent to the full insurable replacement cost against loss or damage by fire and such other risks as are customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar to the Project in general location, use, occupancy and design, including sprinkler leakage, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage capable of being covered by a special extended coverage insurance policy. Tenant, at its sole cost, shall also carry business interruption and extra expense insurance in a sufficient amount to protect Tenant against any additional costs and lost income associated with interruption of its business from the Premises for a period not less than one year.

     6.4.  GENERAL PROVISIONS.  All policies required under Section 6.2 and
Section 6.3 shall be written by companies licensed in the state in which the Premises are located and reasonably acceptable to Landlord (having a financial rating of at least "VIII" and a general policyholder's rating of "A", as rated in the most current Best's Key Rating Guide Property-Casualty). Each policy shall not be canceled or materially changed without at least 45 days prior written notice to Landlord. Certificates of insurance for each insurance policy required under Section 6.2 and Section 6.3, in a form reasonably acceptable to Landlord, shall be delivered to Landlord before the Tenant has access to or possession of any portion of the Premises. Not less than 20 days before the expiration of each policy, a new certificate evidencing the continuation of such insurance shall be delivered to Landlord.

     6.5. BLANKET INSURANCE COVERAGE. Nothing in this Section 6 shall prevent Tenant from maintaining insurance of the kinds and in the amounts required by Section 6.2 or Section 6.3 under a blanket insurance policy or policies covering other properties owned or operated by Tenant as well as the Premises; provided, however, that (a) each policy contains the various provisions and coverages required by this Section 6 and (b) the certificate for such policy includes a statement from the insurer setting forth the coverages maintained and the amounts exclusively allocated to the Premises. Certificates of such insurance reasonably satisfactory to Landlord shall be delivered to Landlord as described in Section 6.4.

     6.6. RELEASE AND WAIVER OF SUBROGATION. Notwithstanding any other provision of this Lease, Landlord and Tenant each hereby waives, releases and discharges the other, its agents and employees from all claims whatsoever arising out of loss, claim, expense, damage or destruction covered or coverable by insurance required under Section 6.1 or Section 6.3 or covered by other insurance it may carry (a "Loss"), notwithstanding that such Loss may have been caused by the other, its agents or employees. Landlord and Tenant each hereby agrees to look to its insurance coverage only upon such Loss. Landlord's policy or policies of insurance described in Section 6.1 shall contain a waiver of subrogation clause as to Tenant. Tenant's policy or policies of insurance required by Section 6.3 shall contain a waiver of subrogation clause as to Landlord.

SECTION 7.  UTILITIES

     Before the Commencement Date, Tenant shall pay for all utilities and services used by Tenant, its agents, or contractors at the Premises. During the Lease Term, Tenant shall pay, when due, all charges for utilities or services furnished to the Premises. If any utilities are provided to the Premises by Landlord, Landlord's charges for utilities shall not exceed the cost of such services to Landlord. Extra or after-hours services shall be available on demand. If any utility is jointly metered with another user or users, Tenant shall pay an equitable portion of the charges therefor, as reasonably determined by Landlord, within 10 days after receiving an invoice therefor from Landlord. Landlord shall not be liable in damages or otherwise, nor shall there be an abatement of Rent, if any utility or other service to the Premises is interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or by any other cause beyond Landlord's control. In the event utility services to the Premises are interrupted for 3 consecutive days or more due to negligence of Landlord, and if Tenant as a result thereof cannot operate its business from the standpoint of prudent business management, then the Fixed and Additional Rent payable by Tenant under the Lease shall abate from the time of interruption until service is restored. In the event of a significant (I.E., 30 days or longer) or permanent interruption of service due to Landlord's negligence, Tenant shall have the option to terminate this Lease, effective as of such interruption by giving written notice to Landlord within 30 days after the interruption.

SECTION 8.  REPAIRS AND ALTERATIONS

     8.1. TENANT'S REPAIRS. Except for the one-year guaranty against defective materials and workmanship provided for in Section 2.4, the completion of incomplete items provided for in Section 2.5 and the performance of Landlord's obligations under Section 8.2, and subject to
Section 13 and Section 14, Tenant agrees, at its sole cost, to maintain the Premises, all parts thereof, all loading docks contiguous thereto and all Tenant's signs in good order, condition and repair, ordinary wear and tear excepted, including keeping the inside of all glass in doors and windows of the Premises clean, promptly replacing any broken door or door closers and any cracked or broken glass with glass of like kind and quality. Tenant, at its sole cost, shall also: keep any garbage removed on a regular basis and temporarily stored in the Premises or in exterior dumpsters approved by Landlord; maintain, repair, and replace the mechanical systems (including
HVAC) and all utility lines serving the Premises, including those beneath the slab and within the exterior or demising walls; keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; and maintain a contract with a licensed and bonded mechanical contractor reasonably acceptable to Landlord for the repair and maintenance of the heating, ventilating and air conditioning equipment serving the Premises in accordance with the recommendations of manufacturers and suppliers. When used in this Section 8, the term "repair" shall include making all necessary replacements, renewals, alterations and additions. All repairs shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all applicable laws, ordinances and regulations. If Tenant fails to perform any of its obligations under this Section 8.1 within the cure period specified in Section 11.2, Landlord may, in addition to exercising any other remedies provided herein, perform such repairs or maintenance. Any sums expended by Landlord in performing such repairs or maintenance shall be due and payable, together with interest thereon at the Agreed Rate from the date of expenditure by Landlord to the date of repayment by Tenant, within 10 days after Tenant's receipt of Landlord's written request for reimbursement, which request shall be accompanied by reasonable evidence of such costs.

     8.2. LANDLORD'S REPAIRS. Landlord shall keep (or cause to be kept) the structural portions of the Building, including the foundations, the exterior surfaces of the exterior walls, the roof and, to the extent Tenant or other Tenants are not obligated to maintain the same, all utility systems, lines and conduits located within the Project but outside the exterior walls of the Premises in good repair, ordinary wear and tear excepted. If the need for repair results from the business activity being conducted within the Premises, or from the acts or omissions of Tenant, its officers, directors, employees, agents, contractors or invitees, Tenant shall reimburse Landlord for the reasonable costs so incurred by Landlord. Landlord shall commence repairs required under this Section 8.2 as soon as reasonably practicable after receiving written notice from Tenant of the necessity for such repairs. Landlord shall have no liability for any damage or injury arising out of any condition or occurrence causing a need for such repairs, unless the damage or injury was caused solely by Landlord's negligence. If Landlord fails to make repairs required under this Section 8.2, Tenant shall promptly deliver to Landlord, and to any Mortgagee (provided that Tenant has received notice of the identity and address of any such Mortgagee) notice that such specified repairs must be performed within 30 days. If Landlord or such Mortgagee fails to perform the specified repairs within the 30-day period (or, if the repair cannot with due diligence be accomplished within such period, fails to commence the repair within such period and thereafter diligently complete the repair), Tenant may perform said repair in a good and workmanlike manner. Landlord shall reimburse Tenant for the reasonable costs so incurred by Tenant within 10 days after Landlord's receipt of Tenant's written request for reimbursement, which request shall be accompanied by reasonable evidence of such costs and final lien waivers. If Landlord does not reimburse Tenant within 30 days after request therefor, Tenant shall have the right to offset any costs to be reimbursed against Fixed Rent within the limits described in
Section 18.30.

     8.3. TENANT'S CHANGES AND ALTERATIONS. Tenant may make any modifications, improvements, alterations or additions to the Premises ("Work") that do not affect the exterior appearance of the Building or the structural, electrical or mechanical systems of the Premises or the Project and that do not in the aggregate cost more than $50,000 in any 12 month period without obtaining Landlord's consent, provided Tenant: (a) notifies Landlord at least 10 days before beginning such Work; (b) delivers to Landlord a copy of the plans for such Work, if Tenant has arranged to have plans prepared therefor; and (c) delivers to Landlord copies of any necessary permits. Tenant shall not perform any other Work without Landlord's prior written consent, which consent shall not be unreasonably withheld. Along with any request for Landlord's consent and before commencement of any Work or delivery of any materials to the Premises or the Project, Tenant shall furnish Landlord with names and addresses of contractors and copies of any plans and specifications, contracts and necessary permits and licenses. Unless Landlord, in its written consent states that upon expiration or termination of the Lease Term, Landlord will require Tenant to remove all or any of the proposed Work and restore the Premises, Landlord shall not have the right to require removal thereof as set forth in Section 18.15. All such Work shall be performed in a good and workman like manner by a licensed and bonded contractor and in compliance with all applicable laws, ordinances and regulations. Tenant hereby agrees to defend and hold Landlord harmless from any and all claims and liabilities of any kind connected in any way with said Work. Tenant shall pay the cost of all such Work, and the cost of painting, restoring or repairing the Premises and the Project occasioned by such Work.

     8.4. MECHANIC'S LIENS. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against all or any portion of the Premises or the Project because of work, labor, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding all or any portion of the Premises through Tenant. If any such lien is filed against all or any portion of the Premises, Tenant shall give Landlord immediate notice of the filing and shall cause the lien to be discharged within 10 days after Landlord's demand, provided that Tenant may contest in good faith by appropriate legal proceedings the validity of any lien or claim of lien so long as (a)Tenant is not then in default under this Lease beyond any applicable cure period, (b) Tenant first deposits with Landlord a bond or other security reasonably satisfactory to Landlord in the amount reasonably required by Landlord, (c) foreclosure of the lien is stayed pending the contest; and (d) Tenant pays any judgment rendered for the lien claimant or other third party within ten
(10) days after the entry of the judgment. If Tenant fails to discharge such lien within such period or contest such lien as permitted in this Section 8.4, in addition to any other right or remedy Landlord may have, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge in any other manner that is now or may in the future be permitted by law. Any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including Landlord's reasonable Attorneys' Fees as defined in Section 18.20), together with interest thereon at the Agreed Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and defend Landlord against all losses, costs, damages, expenses (including reasonable Attorneys' Fees), liabilities, penalties, claims, demands and obligations, reslting from such lien.

SECTION 9.  COMPLIANCE WITH LAWS

     9.1. GENERALLY. Tenant shall, at Tenant's sole cost, promptly comply with: (a) any and all present and future laws, ordinances, orders, rules, regulations and requirements ("Laws") of all federal, state, municipal and other governmental bodies having jurisdiction over the Premises and/or the use of the Premises (except Tenant shall not be required to (i) make structural alterations to the exterior of the Premises that are required by future Laws and not due to the Tenant's use of the Premises, alterations or improvements constructed by Tenant or Tenant's employees or (ii) correct any failure of Landlord to construct the Landlord's Improvements in accordance with Applicable Laws as required by Section 2.1 of this Lease); and (b) all easements, restrictions, reservations or covenants, if any, set forth in EXHIBIT B, hereafter created by Tenant or requested or consented to, in writing, by Tenant.

     9.2. COMPLIANCE WITH HAZARDOUS MATERIALS LAWS. Tenant shall comply with all federal, state and local laws, ordinances, codes, regulations, orders and decrees, as they now exist or are hereafter amended, including all policies, interpretations, guidelines, directions, or recommendations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, release, disposal or transportation of any petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminating or polluting materials, substances or wastes, including any materials defined as "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" (collectively, "Hazardous Materials") under any such Hazardous Materials Laws.

    Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including discharge of (appropriately treated) materials or waste into any sanitary sewer system serving the Premises. Tenant shall operate the Premises in a manner designed to prevent the release of any Hazardous Materials. If any release of any quantity of Hazardous Materials occurs in, on, under or about the Premises of which Tenant is or becomes aware, Tenant shall promptly notify all appropriate governmental agencies and Landlord. Tenant shall promptly and fully investigate, remediate and remove all Hazardous Materials released by Tenant, its employees, agents or invitees, in accordance with all applicable governmental requirements and shall restore the affected portions of the Project. Tenant shall promptly provide Landlord with copies of all reports, analyses and correspondence in Tenant's possession relating to such release and the remediation thereof. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials located in, on, under or about the Premises as a result of the acts or omissions of Tenant to be removed from the Premises and transported for use, storage or disposal in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or any Improvements situated in the Project, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to the Premises or the Project without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise protect Landlord's interest with respect thereto. At the expiration or earlier termination of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Premises (except for any placed by Landlord) during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials.

     Tenant shall notify Landlord in writing immediately upon receiving notice of: (a) any enforcement, clean-up, removal or other governmental or regulatory action affecting the Premises instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Tenant, Landlord or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on, or about the Premises; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord, Tenant shall promptly deliver to Landlord copies of hazardous waste manifests, if Tenant is required by applicable law to obtain such manifests, reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

     9.3. HAZARDOUS MATERIALS REPRESENTATION BY LANDLORD. To Landlord's knowledge, Landlord is not aware of any Hazardous Materials which exist or are located on or in the Premises, except as may be disclosed in that certain environmental site assessment prepared by Terra Associates, Inc., dated November 20, 1996, as its Project No. T-1285-10. Further, Landlord represents to Tenant that, to the best of its knowledge, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws and prudent industry practices regarding construction of the Premises.

     9.4. INDEMNIFICATION. Tenant shall defend (with counsel reasonably acceptable to Landlord) and indemnify Landlord and Landlord's officers, directors, partners, managers, members, employees, agents, successors and assigns against any and all claims, liabilities, damages (except for consequential damages), costs, penalties, forfeitures, losses, obligations, investigation costs, remediation and removal costs, natural resource damages and expenses (including Attorneys' Fees) arising in whole or in part, directly or indirectly, from (a) the presence or release of Hazardous Materials, in, on, under, upon or from the Premises as a result of acts or omissions of Tenant or its employees, agents or invitees; (b) the transportation or disposal of Hazardous Materials to or from the Premises by, at the request or with the permission of Tenant, its employees, agents or invitees; (c) the violation of any Hazardous Materials Laws by Tenant, its employees or agents; (d) the failure of Tenant, its employees or agents to comply with the terms of this Section 9 or (e) the use, storage, generation or disposal of Hazardous Materials in, on or from the Premises by any person other than Landlord, other tenants of the Project or their respective employees, agents or invitees during the Term of this Lease. Landlord shall indemnify Tenant against any and all liabilities, damages (except for consequential damages), losses, costs or claims, including attorneys' fees incurred in connection therewith, arising from or related to the release of Hazardous Materials in, on, under, upon or from the Building by Landlord or Landlord's employees or agents or the existence of any Hazardous Materials on the Premises before the Commencement Date. Landlord shall promptly and fully investigate, remediate and remove all Hazardous Materials released by Landlord, its employees, agents or invitees, in accordance with applicable governmental requirements and shall restore the affected portions of the Project. The respective rights and obligations of Landlord and Tenant under this Section 9 shall survive the expiration or earlier termination of this Lease.

     9.5. ENVIRONMENTAL SITE ASSESSMENTS. Upon request by Landlord prior to the exercise of any Renewal Term extension option and/or prior to vacating the Premises, and otherwise during the Lease Term if Landlord has reasonable cause to believe Tenant may not be in compliance with the terms of Section 9.2, Tenant shall obtain and submit to Landlord an environmental site assessment complying with the most recent ASTM standards from an environmental consulting company reasonably acceptable to Landlord and Tenant, which assessment shall contain sufficient information for Landlord to determine whether or not Tenant has complied with this Section 9. If any such assessment discloses that Tenant is in compliance with its obligations under this Section 9, Landlord shall pay the reasonable cost of such assessment, not to exceed $4,000.

     9.6. DISCOVERY OF HAZARDOUS MATERIALS. If (a) Hazardous Materials are discovered upon the Premises; (b) Landlord has been given written notice of the discovery of such Hazardous Materials; and (c) pursuant to the provisions of this Section 9 Tenant is not obligated to pay the cost of compliance with Hazardous Materials Laws, Landlord may voluntarily, but shall not be obligated to, agree with Tenant to take all action necessary to bring the Premises into compliance with Hazardous Materials Laws at Landlord's sole cost. If Landlord fails to notify Tenant in writing within 30 days of the notice to Landlord of the discovery of such Hazardous Materials that Landlord intends to voluntarily take such action as is necessary to bring the Premises into compliance with Hazardous Materials Laws, Tenant may, (1) bring the Premises into compliance with Hazardous Materials Laws at Tenant's sole cost; or (2) provided such Hazardous Materials endanger persons or property in, on, or about the Premises or interfere with Tenant's use of the Premises, give the Landlord, within 20 days after the expiration of the 30 day period, notice that it intends to terminate the Lease on a stated date, which shall not be less than 30 days following the date Tenant gives Landlord such notice.


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

     9.7. AMERICANS WITH DISABILITIES ACT. Landlord's obligations with respect to the Project include compliance with the Americans with Disabilities Act of 1990, and all regulations and rules promulgated thereunder (the "ADA") as existing, interpreted and enforced as of the Commencement Date. All such compliance with the ADA shall be at Landlord's sole cost and expense, except that Tenant shall be solely responsible for any costs resulting from (a) new regulations or amendments to, or interpretations of, the ADA which become effective after Tenant has accepted delivery of the Premises from Landlord and which pertain to the Premises rather than the Common Area; (b) any special requirements needed for the Project or the Premises to comply with ADA that are caused by Tenant's specific use, requirements or configuration of the Premises;
(c) any requirements related to reasonable accommodations for any of Tenant's current or prospective employees; and (d) operation of Tenant's business in compliance with the ADA. If Landlord is required to make any improvement or modification to the Project to comply with the requirements of any amendments or regulations to or interpretations of the ADA that become effective after the Commencement Date, the cost of such improvement and/or modification (amortized over its useful life) shall be included in Operating Expenses.

SECTION 10.  INDEMNIFICATION

     10.1. TENANT'S INDEMNITY. Tenant shall defend (using legal counsel reasonably acceptable to Landlord) and indemnify Landlord, its Mortgagees, agents and employees from any claims, expenses (including Attorneys' Fees or damages of any kind arising in connection with (a) the occupancy or use of the Premises by Tenant, its agents, customers, employees, contractors, subtenants or assignees; (b) Tenant's breach of its obligations under this Lease; or (c) any grossly negligent or wrongful act or omission of Tenant, its agents, customers, employees, contractors, subtenants or assignees. The provisions of this Section
10.1 shall survive expiration or termination of this Lease and shall include all claims against Landlord by any employee or former employee of Tenant, and Tenant agrees that the provisions of any industrial insurance act, including Title 51 of the Revised Code of Washington, or any other employee benefit act shall not operate to release or immunize Tenant from its obligations under this Section 10.1.

     10.2. LANDLORD'S INDEMNITY. Landlord shall defend (using legal counsel reasonably acceptable to Tenant) and indemnify Tenant, its agents and employees from any claims, expenses (including Attorneys' Fees) or damages of any kind arising in connection with any breach by Landlord of its obligations under this Lease and any grossly negligent or wrongful act or omission of Landlord, its agents, customers, employees or contractors including Landlord's acts or omissions in the Common Areas. The provisions of this Section 10.2 shall survive expiration or termination of this Lease and shall include, but not be limited to, all claims against Tenant by any employee or former employee of Landlord, and Landlord agrees that the provisions of any industrial insurance act, including Title 51 of the Revised Code of Washington, or any other employee benefit act shall not operate to release or immunize Landlord from its obligations under this Section 10.2.

     10.3. LIMITATION ON INDEMNITIES. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which a party agrees to indemnify another party against liability for damages arising out of bodily injury to persons or damage to property ("Damages") in connection with the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of any improvement attached to the Property ("Indemnities") shall be limited by the provisions of this Section 10.3. None of such Indemnities shall apply to damages caused by or resulting from the sole negligence of the indemnitee, its agents or employees. To the extent that any such Damages are caused by or result from the concurrent negligence of (a) the indemnitee or its agents or employees and (b) the indemnitor or its agents or employees, the Indemnities shall apply only to the extent of the indemnitor's negligence. If RCW 4.24.115 is hereafter amended to eliminate or modify the limitations on indemnities set forth therein, this Section 10.3 shall automatically and without further act by either party be deemed amended to remove any of the limitations contained in this Section 10.3 that are no longer required by then-applicable law.

     10.4. PERSONAL PROPERTY DAMAGE. It is the intention of the parties that each party to this Lease insure its personal property to the extent it desires. Accordingly, notwithstanding the other provisions of this Section 10, to the extent permitted by applicable law, Tenant and Landlord each release the other and their agents and employees from, and waive all claims for damage to personal property sustained by it or any occupant of the Premises. Each party agrees to look to its insurance coverage only, if any, in the event of such loss. All property belonging to Landlord, Tenant or any other occupant of the Premises that is in, on or about the Premises shall be there at the risk of Landlord, Tenant or such other occupant only.

SECTION 11.  DEFAULTS OF TENANT

     11.1. EVENTS OF DEFAULT. The occurrence of any of the following ("Events of Default") shall constitute default and breach of this Lease by
Tenant:

              (a) If Tenant fails to pay any installment of Fixed Rent or Additional Rent, when and as the same shall become due and payable;

              (b) If Tenant or its guarantor makes any general assignment or arrangement for the benefit of creditors; the filing by or against Tenant or Tenant's guarantor of a petition to have Tenant or Tenant's guarantor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy or insolvency; the appointment of a trustee or receiver to take possession of all or any part of the Tenant's or Tenant's guarantor's assets or of Tenant's interest in this Lease (Tenant shall immediately notify Landlord upon the occurrence of any event described in this Section 11.1(b)); or


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

             (c) If Tenant fails to keep, observe or perform any other obligation, term, covenant or condition contained in this Lease, other than those referred to in Section 11.1(a) or 11.1(b).

     11.2. RIGHT TO CURE. Tenant shall have the right to cure an Event of Default referred to in Section 11.1(a) by making the required payment within 7 days after receiving written notice of default from Landlord. Tenant shall have the right to cure an Event of Default referred to in Section 11.1(b) by securing the dismissal of a petition filed against Tenant or Tenant's guarantor, or by securing the restoration of possession to Tenant or Tenant's guarantor, within 60 days. Tenant shall have the right to cure an Event of Default referred to in
Section 11.1(c) within 30 days after receiving written notice of such default from Landlord; provided that if such failure cannot with due diligence be cured within 30 days, Tenant shall have the right to cure the default if Tenant commences such cure promptly and within the 30 day period and thereafter diligently and prosecutes such cure to completion.

     11.3. REMEDIES FOR DEFAULT BY TENANT. Upon Tenant's failure to cure an Event of Default, Landlord may exercise one or more of the following remedies in addition to any other remedies available under the laws of the State of
Washington:

             (a)    Landlord may terminate the Lease by notice to Tenant.
     Unless and until Landlord gives Tenant written notice stating specifically that Landlord has elected to terminate the Lease pursuant to this Section 11.3(a), no termination of Tenant's right to possession of the Premises, acts of maintenance, efforts to relet the Premises, the reletting of the Premises or the appointment of a receiver to protect Landlord's interest under this Lease shall constitute a termination of this Lease. Termination shall be without prejudice to Landlord's right to recover damages for the default.

             (b) Landlord may terminate Tenant's right to possession of the Premises, retake possession if necessary and relet the Premises upon any reasonable terms. If Landlord terminates Tenant's right to possession, Landlord has the affirmative duty to mitigate its damages by reletting all or a portion of the Premises upon reasonable terms and conditions. All Rent received by Landlord from such reletting shall be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting and of alterations and repairs; third, to the payment of Rent due and unpaid; and the residue, if any, shall be held by Landlord and applied to the payment of future Rent as it becomes due under the terms of this Lease. Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by Landlord in excess of amounts payable in accordance with this Lease.

             (c) Whether or not the Lease is terminated or possession is retaken, Landlord may recover all damages caused by the Event of Default. Landlord may, in one action, recover accrued damages plus damages attributable to the remaining Lease Term equal to the present value of the difference between the aggregate Fixed Rent and Additional Rent under this Lease for the remaining portion of the Lease Term and the Rent received or to be received by Landlord during the same period. In the computation of present value, a discount at the rate of 6% per annum shall be employed. Landlord's damages shall include all of Landlord's reasonable expenses in connection with any reletting or attempt to relet, including all costs of retaking possession of the Premises, brokerage commissions, costs of preparing and altering the Premises and reasonable Attorneys' Fees.

SECTION 12.  INSOLVENCY

     Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition is filed by or against Tenant (each a "Petition") under any chapter of Title 11 of the United States Code as it now exists or is hereafter amended (the "Bankruptcy Code"), and is not dismissed within 60 days: (a) Tenant shall perform each and every obligation of Tenant under this Lease, until such time as this Lease is either rejected or assumed; (b) adequate protection for the performance of Tenant's post-Petition but pre-assumption or pre-rejection obligations under this Lease shall be provided within 30 business days after the filing and shall be in the form of a security deposit to be held by the court or an independent escrow agent approved by the court, in an amount equal to all amounts then payable by Tenant to Landlord under the terms of the Lease during a one-month period; (c) Tenant shall give Landlord at least 30 days prior written notice of any abandonment of the Premises; (d) if Tenant abandons the Premises, Tenant stipulates to the entry, without notice to any party, of an ex parte order modifying the stay to permit Landlord to take reasonable steps to secure the Premises, including changing the locks, putting lights on timers and covering the windows; (e) if Tenant has failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of said failure and whether or not any time period for performance or cure set forth in Section 11 has expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed; (f) Tenant shall provide Landlord with 30 days prior written notice of the proposed assumption or assignment of this Lease, which notice shall set forth (1) the compensation for pecuniary loss to be provided to Landlord, (2) the adequate assurance of prompt cure and future performance to be provided to Landlord, (3) the name, address, state and federal tax identification numbers, and any other federal, state or local registration numbers, of any proposed assignee and (4) all of the terms and conditions of any proposed assignment; (g) prompt cure of defaults shall mean cure within 30 days after assumption; (h) adequate assurance of future performance of this Lease after assumption by Tenant or any proposed assignee will require that Tenant or the proposed assignee deposit with Landlord as security for such future performance, an amount equal to 3 months of Fixed Rent and Additional Rent; and
(i) if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall also require that (1) the assignee demonstrate that it has the business experience and financial ability to perform the Tenant's obligations under this Lease and operate the Premises in the manner contemplated by this Lease, (2) the Premises will remain a single space and no physical changes of any kind will be made to the Premises without complying with the applicable provisions of this Lease and (3) the assignee assumes any obligations of Tenant to pay for improvements to the Premises constructed by Landlord, which obligations are contained in any agreement or instrument other than this Lease. Tenant shall do all other things of benefit to Landlord that are otherwise permitted under the Bankruptcy Code.

SECTION 13.  DAMAGE AND RESTORATION

     13.1. LANDLORD'S REPAIR OBLIGATIONS. If any of the Premises, Common Areas or Project is damaged by fire or other casualty for which Landlord is carrying or required by this Lease to carry insurance, Landlord shall proceed with reasonable diligence to repair such damage at its expense unless Landlord or Tenant elects to terminate this Lease as permitted by Section 13.2. If the damage is an insured loss, as long as Landlord is diligently pursuing collection of the insurance proceeds, repair shall commence upon receipt of the proceeds, provided that repair shall commence within 90 days after the damage. Landlord shall not be obligated to repair Tenant's personal property, equipment or improvements installed by Tenant. Landlord's obligation to repair under this
Section 13.1 shall be limited to the extent of the insurance proceeds (including the applicable deductible as if it were proceeds available to Landlord) available to Landlord for such restoration, which shall be determined without regard to whether Landlord's Mortgagee obtains such proceeds and does not make them available to Landlord. Tenant agrees that it will proceed with reasonable diligence at its sole cost to rebuild, repair and/or replace its signs, fixtures and equipment.

     13.2. TERMINATION RIGHTS. Notwithstanding the terms of Section 13.1, if any damage or destruction to the Premises cannot in Landlord's reasonable judgment be repaired within 180 days after the date of damage, Landlord shall give Tenant notice thereof within 30 days after the date of damage, and either Tenant or Landlord may terminate this Lease by delivering written notice to the other within 30 days after the date Tenant receives Landlord's notice. If the damage or destruction is in fact not repaired within 180 days after the date of damage, Tenant shall have the right to terminate this Lease by written notice to Landlord given within 190 days after the date of damage. In addition, if
(a) the cost to repair any damage to the Premises exceeds 50% of the insurable replacement cost of the Premises or (b) the portion of the damage that is uninsurable through reasonable insurance policies typically maintained by landlords in the greater Seattle-Bellevue-Renton metropolitan area exceeds $100,000, Landlord may elect not to repair such damage. If Landlord elects not to repair the damage, Landlord shall so notify Tenant within 30 days after the date of damage, and Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other given within 30 days after the date of Landlord's notice that it elects not to repair.

             Notwithstanding the above, if the cost to repair damage to the Premises that occurs during the last 24 months of the Lease Term exceeds 30% of the insurable replacement cost of the Premises, either party shall have the option to terminate this Lease as of the date of such damage by giving written notice to the other party within 60 days after the date of damage, unless Tenant exercises an available Renewal Term extension option within 10 days after receiving Landlord's notice. If the cost to repair damage to the Project exceeds 50% of the insurable replacement cost of the Project, whether or not such damage can be repaired within 180 days, Landlord may, by giving written notice to the Tenant within 30 days after the date of such damage, terminate this Lease as of a date specified in the notice, which date may not be more than 30 days after the date of the notice.

     13.3. RENT APPORTIONMENT AND ABATEMENT. If the Premises are damaged, Fixed Rent and Additional Rent shall be abated by the same percentage as the percentage of the Premises damaged from the date of damage to the date the damage is repaired or this Lease is terminated.

SECTION 14.  CONDEMNATION

     14.1. GENERAL RIGHTS UPON CONDEMNATION. If the entire Project or the entire Premises are taken under the power of eminent domain exercised by any governmental or quasi-governmental authority (a "Condemning Authority"), or are conveyed in lieu thereof (a "Condemnation"), this Lease shall automatically terminate as of the date that possession and use are transferred to the Condemning Authority (the "Condemnation Date"). The Landlord shall have the exclusive right to grant possession and use to the Condemning Authority. Landlord shall give Tenant written notice (a "Condemnation Notice") specifying the extent of the taking and the anticipated Condemnation Date promptly after it receives such information. If (a) more than 35% of the Premises or so much of Premises as would materially adversely impact the economic viability of businesses being operated in the Premises or more than 20% of the Common Areas are taken by Condemnation (a "Partial Condemnation") or (b) in Landlord's reasonable judgment, the portion of the Premises not taken by Condemnation cannot be restored to a condition reasonably satisfactory for Tenant's use within 180 days after the Condemnation Date, either Landlord or Tenant shall have the right to terminate this Lease by giving written notice to the other within 60 days after the date of the Condemnation Notice. If more than 30% of the Buildings in the Project are taken by Condemnation and Landlord elects not to repair, restore, alter or reconstruct the same, Landlord may elect to terminate this Lease by giving written notice to Tenant within 60 days after the date of the Condemnation Notice. Any such termination shall be effective as of the Condemnation Date. If this Lease is terminated pursuant to this Section 14.1, Landlord and Tenant shall be released from any liability arising after the termination date, but all Fixed Rent, Additional Rent and other amounts payable under this Lease shall be paid to the termination date. If this Lease will not terminate, the Fixed Rent shall be reduced pro-rata based upon the percentage of the Tenant's floor area condemned, and Tenant's Share shall be recalculated. Landlord shall make such repairs and alterations necessary to restore the portion of the Premises not condemned to a condition reasonably satisfactory for Tenant's use; provided that at least 3 years of the Lease Term remain and that Landlord's obligation shall be limited to the amount of the Condemnation Award available therefor after deducting all costs of obtaining the Condemnation Award. Within 60 days after the amount of the Condemnation Award available for restoration is known, Landlord shall give Tenant reasonable notice of the repairs and alterations Landlord anticipates making to restore the portion of the Premises not condemned. If Tenant reasonably determines that the anticipated repairs and alterations are insufficient to restore such portion of the Premises to a condition reasonably satisfactory for Tenant's use, Tenant shall have the right to terminate this Lease by giving notice to Landlord within 10 days after receiving Landlord's notice describing the repairs and alterations.

     14.2. AWARD. Landlord shall be entitled to receive the entire award in any condemnation proceeding ("Condemnation Award"), including any award for the value of any unexpired portion of the Term of this Lease. Tenant shall have the right to claim and recover from the Condemning Authority, but not from Landlord, a portion of the condemnation award equal to the lesser of (a) the unamortized cost of the Tenant's Improvements and affected signs (collectively the "Tenant's Fixed Improvements") or (b) the fair market value attributed to the Tenant's Fixed Improvements in the condemnation proceeding. Tenant shall have the right to claim and recover from the Condemning Authority, but not from Landlord, such compensation as may be separately recoverable by Tenant for Tenant's moving expenses or the taking of Tenant's personal property other than the Tenant's leasehold interest; provided that such compensation may not reduce the amount awarded to Landlord.

SECTION 15.  ASSIGNMENT, SUBLETTING, ETC.

     15.1.   PERMITTED SUBLETTING AND ASSIGNING BY TENANT.  Provided that
Tenant is not be in default beyond any applicable cure period at the time, and subject to other applicable provisions of this Lease, Tenant shall have the right to sublet the Premises (in whole or in part) to any person, or to assign this Lease to a Successor Corporation or a Related Corporation for so long as it remains a Related Corporation of Tenant. "Related Corporation" means a corporation, limited liability company, partnership or other business entity, which, directly or indirectly, is owned by or under common ownership with Tenant. "Successor Corporation" means a corporation, limited liability company, partnership or other business entity into or with which Tenant is merged or consolidated or to which all or substantially all of the assets and goodwill of Tenant are transferred, which assumes substantially all of the liabilities of Tenant and has a net worth (determined in accordance with generally accepted accounting principles) at least equal to the net worth of Tenant immediately prior thereto.

     15.2. RESTRICTION ON TRANSFER. Except as permitted by Section 15.1, Tenant shall not assign, mortgage, pledge or otherwise encumber or transfer this Lease, or any interest herein, or in any manner assign, mortgage, pledge, or otherwise encumber or transfer its interest or estate in all or any portion of the Premises (each a "Transfer") without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld. For purposes of this Section 15, a change in control of Tenant, however effected, including by operation of law, shall be deemed to be an assignment of this Lease. For the purposes of this Section 15.2, the term "control" shall mean the possession of the power to direct or cause the direction of the management and policies of Tenant, whether through ownership of voting securities, by contract or otherwise. The change in control provisions of this Section 15.2, however, shall not apply to any Tenant corporation the outstanding voting stock of which is listed on a national securities exchange or actively traded over-the-counter. In determining whether or not to grant its consent to a Transfer request, Tenant agrees that failure to satisfy any one of the following factors, or any other reasonable factor, will be reasonable grounds for denying Tenant's request: (a) the financial strength of the proposed subtenant/assignee, as evidenced by audited financial statements, certified by an independent certified public accountant (or, if such audited statements are unavailable, financial statements may be certified by the chief financial officer of any such proposed subtenant/assignee), is not sufficient to reasonably assure Landlord that it can perform the Tenant's covenants and obligations under this Lease or is not at least equal to that of Tenant as of the date of this Lease; (b) the use of the Premises by the proposed subtenant/assignee will violate any agreements affecting the Premises, the Landlord or the Project, or will constitute a nuisance, disturb or endanger occupants of the Project, interfere with their use of their respective premises, or tend to injure the reputation of the Project; or (c) a sublease would be to any person or entity which is (or immediately prior to such subletting was) an occupant of the Project.

     15.3.   TRANSFER REQUIREMENTS.  Any transfer permitted under the terms of
Section 15.1 or consented to by Landlord under the terms of Section 15.2 or
Section 15.4 shall comply with the following requirements:

             (a) Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Premises.

             (b) Any assignee shall assume, by written, recordable instrument, the due performance of all of Tenant's obligations under this Lease and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary. A copy of the assignment and assumption agreement, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee is a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord at least 10 days before the effective date of the assignment.

             (c) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord at least 10 days before the effective date of the subletting.

             (d) Any assignment or subletting shall be subject to all the provisions, covenants and conditions of this Lease. Tenant-assignor, any guarantor or guarantors of this Lease and the assignee or assignees shall remain liable under this Lease, as it may be amended from time to time, without notice to the assignor or any guarantor.

             (e) Unless the transfer is permitted by Section 15.1, Tenant shall reimburse Landlord for any and all reasonable costs of Landlord, including reasonable attorneys' fees paid or payable to outside counsel, occasioned by such assignment or subletting.

     15.4.   RESTRICTION FROM FURTHER ASSIGNMENT.  Except as permitted by
Section 15.1, notwithstanding any consent by Landlord to any Transfer, no sublessee shall assign its sublease or further sublease all or any portion of the Premises, and no assignee shall further assign its interest in this Lease or its interest or estate in all or any portion of the Premises, or sublease all or any portion of the Premises, without Landlord's prior written consent in each and every instance. Landlord and Tenant agree that, in determining whether or not to grant its consent, Landlord may consider any reasonable factor, including the factors described in Section 15.2, and failure to satisfy any one of the factors will be reasonable grounds for denying the request.

     15.5.   LANDLORD'S TERMINATION RIGHTS.  Except for transfers permitted by
Section 15.1, notwithstanding anything contained in this Lease to the contrary, if Tenant desires to assign its entire interest in this Lease, or its interest or estate in the entire Premises, Tenant shall give written notice of its intention to do so to Landlord 60 days or more before the effective date of such proposed assignment or subletting. Landlord may, at any time within 30 days after receiving such notice from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, which date shall not be less than 30 days nor more than 90 days after its receipt by Tenant. Landlord may enter into a direct lease with the proposed sublessee or assignee or with any other persons without obligation or liability to Tenant, its assignees, sublessees or their respective successors, assigns, agents or brokers.

     15.6.   SHARING OF EXCESS RENT.  Except for transfers permitted by Section
15.1 to a Related Corporation or Successor Corporation, if Tenant assigns any of its interest in this Lease or sublets all or any portion of the Premises, Tenant shall pay to Landlord (in addition to all other amounts payable by Tenant under this Lease) 50% of the net rents and other consideration payable by such assignee or subtenant in excess of the Rent and other amounts otherwise payable by Tenant from time to time under this Lease, after deducting all of Tenant's reasonable expenses in connection with such assigning or subletting, including all brokerage commissions, legal expenses, reasonable Attorneys' Fees, alteration costs, and expenses of preparing the Premises. The additional amount payable by Tenant shall be determined by application of the rental rate per square foot for the Premises or any portion thereof sublet. The additional amount shall be paid to Landlord immediately upon receipt by Tenant. If any part of the consideration received by Tenant for an assignment or subletting will be payable other than in cash, then the payment to Landlord shall be in cash for its share of non-cash consideration based upon its fair market value. This Section 15.6, however, shall not apply to Tenant's receipts, during the Initial Term, from the first sublease or subleases (including renewals of any such sublease or subleases, but not beyond the expiration of the Initial Term) of portions of the Building shown on the Floor Plan as "Special Sublease Area".

SECTION 16.  SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE

     16.1. SUBORDINATION BY TENANT. This Lease and all rights of Tenant herein, and all interest of Tenant in the Premises shall be subject and subordinate to the lien of any Mortgage which at any time may be placed upon all or any portion of the Project by Landlord; provided that so long as Tenant is not in default under this Lease beyond any applicable cure period, Lease shall remain in full force and effect for the Lease Term. For the purposes of this Lease, the term "Mortgage" means any mortgage, deed of trust, sale and leaseback used for financing purposes, or other security instrument; any replacements, renewals, amendments, modifications, extensions or refinancings thereof; and each and every advance made under any Mortgage. For the purposes of this Lease, the term "Mortgagee" means the beneficial owner of any encumbrance created by a Mortgage and, in the case of a sale and leaseback, the leaseback lessor. In order to confirm such subordination, Tenant agrees at any time, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of confirming the subordination, including an instrument in the form of EXHIBIT E. So long as Tenant is not in default in the performance of any of Tenant's obligations under this Lease, beyond any applicable cure period such subordination agreement shall not interfere with Tenant's right to quiet enjoyment under this Lease.

     16.2. ATTORNMENT. If any Mortgagee succeeds to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession, foreclosure or the delivery of a deed to the Premises, upon the written request of such Mortgagee, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment; provided that any person to whom Tenant is asked to attorn agrees in writing reasonably satisfactory to Tenant that, so long as Tenant is not in default under this Lease beyond any applicable cure period, this Lease shall remain in full force and effect for the Lease Term.

SECTION 17.  SIGNS

     Tenant may, at its sole cost, erect signs on the exterior or interior of the Building, provided that such sign or signs (a) do not cause any structural or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Premises; (d) are in accordance with the sign standards for the Project set forth on EXHIBIT F attached hereto; and (e) are approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed) and the City of Redmond, Washington. Tenant, upon vacating the Premises or removing or altering its signs for any reason, shall repair, paint and/or replace the Building surfaces where its signs were attached. Landlord shall, at its cost, provide a monument sign for the Project and allow Tenant, at Tenant's sole cost, to install its panel thereon.

SECTION 18.  MISCELLANEOUS PROVISIONS

     18.1. ACCESS TO PREMISES. Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times after reasonable notice (except in case of emergency) for the purpose of inspecting the Premises, making any changes to Building systems, making any repairs required or permitted by the terms of this Lease or conducting any reasonable test or environmental audit of the Premises or Tenant's operation or use of the Premises to determine Tenant's compliance with this Lease. Landlord may, during the progress of any such work, store necessary materials, tools and equipment at the Premises. Landlord shall not be liable for, and the obligations of Tenant shall not be affected by, inconvenience, disturbance, loss of business or other damage caused by Landlord in connection therewith, provided that Landlord makes reasonable efforts to avoid interfering with the conduct of Tenant's business.

     18.2. EXHIBITION OF PREMISES. Landlord shall have the right during normal business hours at any time during the Lease Term, after reasonable notice, to enter the Premises to exhibit the same for the purpose of mortgaging or selling the Project and, during the final 6 months of the Lease Term to exhibit the Premises to prospective Tenants. Landlord shall have the right to display on the exterior of the Building, in a manner that does not unreasonably interfere with Tenant's business, signs indicating that the Premises are for sale and, during the final 6 months of the Lease Term, signs indicating that the Premises are for rent.

     18.3. ESTOPPEL CERTIFICATES. Landlord and Tenant shall, each without charge at any time and from time to time, within 15 business days after written request by the other party, execute and deliver to the requesting party or any person whom the requesting party may designate, an estoppel certificate certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications); (b) the dates to which the Fixed Rent or Additional Rent have been paid in advance; (c) whether or not there are then existing any breaches or defaults by such party or the other party known by such party and specifying such breach or default, if any; (d) whether or not there are then any setoffs or defenses against the enforcement of any term of this Lease (or of any guaranties) (and, if so, specifying the same and the steps being taken to remedy the same); and (e) such other statements or certificates as Landlord or any Mortgagee may reasonably request. It is the intention of the parties that any statement delivered pursuant to this Section 18.3 may be relied upon by any persons dealing with Landlord, Tenant or the Premises.

     18.4. NOTICES. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and shall be sent by United States certified mail, postage prepaid or by an independent overnight courier service, addressed to Landlord at Opus Northwest, L.L.C.,
Attn: John Solberg, Vice President, 200 112th Avenue NE, Suite 205, Bellevue, WA 98004, with a copy to each of Opus U.S. Corporation, Attn: Legal Department, 800 Opus Center, 9900 Bren Road East, Minnetonka, MN 55343 and Tousley Brain PLLC,
Attn: Russell F. Tousley, P.S., 56th Floor, Key Tower, 700 Fifth Avenue, Seattle, WA 98104-5056, and addressed to Tenant, before the Commencement Date, at Apex PC Solutions, Inc., 20031 142nd Avenue NE, Woodinville, WA 98072; and to Tenant, after the Commencement Date, to Apex P.C. Solutions, Inc., Attn: Mary Flynn at the Premises with a copy to Jayanne Hino, Esq., Davis Wright Tremaine LLP, 2600 Century Square, 1501 Fourth Avenue, Seattle, Washington, 98101-1688 or to such other address which is not a post office box as either party may from time to time designate by written notice to the other. Any notice, demand or request which is given as described shall be deemed to be given on the date it is delivered by courier (or refused by the intended recipient) or 3 days after it is deposited in the mail.

     18.5. ANNUAL REPORTS. Upon request by Landlord at any time more than 135 days after the end of Tenant's applicable fiscal year, Tenant shall promptly deliver to Landlord a copy of Tenant's annual report for such fiscal year.

     18.6. LANDLORD'S CONTINUING OBLIGATIONS. The term "Landlord," as used in this Lease so far as obligations on the part of Landlord are concerned, shall mean only the owner or owners of fee title to the Premises at the time in question, and upon any transfer, the then grantor shall be automatically freed and relieved after the date of such transfer of all liability for the performance of any obligations on the part of the landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant and provided further that the transferee assumes Landlord's obligations under this Lease. The Landlord's obligations contained in this Lease shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as (a) relieving Landlord of its obligations under Section 2 of this Lease or (b) releasing Landlord from any obligation to complete the cure of any breach by Landlord of which Landlord had notice during the period of its ownership of the Premises.

     18.7. LANDLORD'S LIMITED LIABILITY. Tenant recognizes that Landlord is a limited liability company. Tenant expressly agrees, anything herein to the contrary notwithstanding, that each and all of the representations and agreements made by Landlord are intended to bind only that portion of Landlord's property leased hereunder. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against, any of the members, managers, shareholders, partners, directors, officers, employees or agents of Landlord on account of any agreements of Landlord contained in this Lease. If Landlord fails to perform any obligation of Landlord under this Lease and as a result Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied against the right, title and interest of Landlord in the Project and all rents and profits therefrom. Any claim which Tenant may have against Landlord for default in performance of any of Landlord's obligations herein contained shall be deemed waived unless suit is brought thereon within 6 months of the date Tenant receives notice of the consummation of Landlord's sale or conveyance of its interest in the Project; provided, however, that nothing herein contained shall be construed as (a) relieving Landlord of its obligations under Section 2 of this Lease (b) or releasing Landlord from any obligation to complete the cure of any breach by Landlord of which Landlord had notice during the period of its ownership of the Premises.

     18.8. RULES AND REGULATIONS. Tenant shall perform, observe and comply with all reasonable nondiscriminatory rules and regulations, not inconsistent with the terms of the Lease, established by Landlord for the Project from time to time, including the Rules and Regulations attached as EXHIBIT G. Such rules and regulations shall be uniformly applied to all tenants of the Project.

     18.9. SEVERABILITY. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

     18.10. SUCCESSORS AND ASSIGNS. Subject to provisions of this Lease limiting assignment or sublease by Tenant, the covenants contained in this Lease shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

     18.11. RELATIONSHIP OF PARTIES. This Lease does not create the relationship of principal and agent, partnership, joint venture, association or any other relationship between Landlord and Tenant, other than that of landlord and tenant.

     18.12. PRIOR AGREEMENTS. This Lease, together with the attached exhibits and the written agreements concurrently or hereafter executed and/or delivered pursuant to or in connection with this Lease, embody the entire agreement between the parties relating to the subject matter hereof, and supersede all prior agreements and understandings between the Landlord and Tenant, if any, relating to the subject matter hereof. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty not contained in this Lease with respect to the Premises, the Building or the suitability or fitness of either for the conduct of Tenant's business or for any other purpose.

     18.13. NO WAIVER. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy available for a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the waiving party. No express waiver shall waive any default other than the default specified in the express waiver. An express waiver waives the specified default only for the time and to the extent therein stated.

     18.14. NO MERGER. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact that the same person or entity may acquire, hold or own directly or indirectly, (a) this Lease, the leasehold interest created by this Lease or any interest therein and (b) any such other estate or interest in the Premises, or any portion thereof. No such merger shall occur unless and until all persons and entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created thereby and (ii) any such other estate or interest in the Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and duly record the same.

     18.15. SURRENDER OF PREMISES. At the expiration of the term of this Lease, Tenant shall surrender the Premises in the same condition it was in upon delivery of possession on the Commencement Date, reasonable wear and tear and insured casualty excepted, shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Fixed Rent and shall inform Landlord of all combinations on any locks, safes and vaults. Tenant shall at such time remove all of its personal property and any fixtures, alterations and improvements installed by Tenant which Landlord directs Tenant to remove (other than Landlord's Improvements and subject to the terms of Section 8.3). Tenant shall repair any damage to the Premises caused by such removal. Any and all such property, alterations and improvements not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost, without further notice to or demand upon Tenant. Tenant agrees that its failure to remove any such property, alterations or improvements within 30 days after the expiration or earlier termination of this Lease shall be conclusive evidence of Tenant's intention to abandon the same. If the Premises is not surrendered as set forth above, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding occupant based upon such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

     18.16. HOLDING OVER. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and if Tenant obtains Landlord's written consent to Tenant's continued occupancy, Tenant's occupancy shall be deemed to be a month to month tenancy, subject to all the terms of this Lease that can apply to a month to month tenancy, except that Fixed Rent shall be escalated to 125% of the rate payable by Tenant during the calendar month immediately preceding such termination or expiration (the "Latest Rent") and Landlord may terminate such month to month tenancy upon 20 days notice to Tenant. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and if Tenant does not obtain Landlord's written consent to Tenant's continued occupancy, Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Fixed Rent at a rate equal to 150% of the Latest Rent.

     18.17. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by either party, said party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to ("force majeure"): strikes, riots, acts of God, delay caused by the failure of a governmental agency to issue a building or occupancy permit despite diligent pursuit thereof, shortages of labor or materials because of priority or similar regulations or order of any governmental or regulatory body, war, or any other causes of any kind which are beyond the reasonable control of said party. Lack of funds or inability to obtain financing shall not be an event of force majeure.

     18.18. LANDLORD APPROVALS. Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction at the Premises shall not be construed as a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate.

     18.19. SURVIVAL. All obligations (together with interest on monetary obligations at the Agreed Rate) accruing before expiration of the Lease Term shall survive the expiration or other termination of this Lease.

     18.20. ATTORNEYS' FEES. Upon any litigation or other proceeding between the parties hereto, declaratory or otherwise, arising out of this Lease, the prevailing party shall recover from the nonprevailing party all costs, damages and expenses, including attorneys', paralegals' clerical and consultants' fees and charges actually expended or incurred in connection therewith, including for appeals or any bankruptcy proceeding (collectively "Attorneys' Fees"). In addition, if Landlord engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord for all Attorneys' Fees incurred before the subject default is considered cured.

     18.21. QUIET ENJOYMENT. Landlord warrants and represents that Tenant, provided it complies with its obligations hereunder, shall have quiet enjoyment of the Premises during the Lease Term without disturbance by Landlord or any person claiming by, through or under Landlord.

     18.22. BROKERS. Tenant represents that Tenant has dealt directly only with Gary Bullington of Cushman Wakefield of Washington ("Tenant's Brokers"), as broker, in connection with this Lease. Landlord represents that Landlord has dealt directly only with Brian Adams of CB Commercial ("Landlord's Broker"), as broker, in connection with this Lease. Tenant shall defend and indemnify Landlord against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection with this Lease other than the Tenant's Brokers. Landlord shall be responsible for payment of a commission to Landlord's Broker and shall cause Landlord's Broker to share its commission with Tenant's Broker, all such payments to be made in accordance with written agreements between Landlord and Landlord's Broker or Tenant's Broker, and shall defend and indemnify Tenant against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection with this Lease.

     18.23. PREPARATION OF LEASE; GOVERNING LAW. Landlord and Tenant have negotiated this Lease, have had an opportunity to be advised by legal counsel respecting the provisions contained herein and have had the right to approve each and every provision hereof. Therefore, this Lease shall not be construed against either Landlord or Tenant as a result of the preparation of this Lease by or on behalf of either party. This Lease shall be governed by the laws of the State of Washington. Any suit arising from or relating to this Lease shall be brought in the county in which the Premises are located, and the parties hereto waive the right to be sued elsewhere.

     18.24. WORDS AND PHRASES. Words and phrases used in the singular shall be deemed to include the plural and vice versa. Nouns and pronouns used in any particular gender shall be deemed to include any other gender. When the word "including" is used in this Lease, it shall mean "including, but not limited to." Whenever words such as "herein," "hereunder," etc., are used in this Lease, they shall mean and refer to this Lease in its entirety and not to any specific section, paragraph or other part of this Lease. The word "person" includes any natural person, corporation, firm, partnership, limited partnership, limited liability company, trust, estate, unincorporated organization, or other legal or business entity, however designated or constituted. "Business day" means days when national banks are open in Seattle, Washington and Minneapolis, Minnesota. The caption of each section of this Lease is for convenience of reference only, and in no way defines, limits or describes the scope or intent of such section.

     18.25. TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     18.26. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     18.27. NO ORAL AMENDMENTS. This Lease may be modified or amended only by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease, affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

     18.28. NET LEASE. Landlord and Tenant each agree it is their intention that: (a) this Lease shall be interpreted and construed as a net lease; (b) all Fixed Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, suspension or setoff, except as otherwise specifically provided in this Lease; (c) the obligations of Landlord and Tenant are separate and independent covenants; (d) all costs or expenses of any kind, general or special, ordinary or extraordinary, foreseen or unforeseen, that may be necessary or required in and about the Premises or any portion thereof, during Tenant's possession or authorized use thereof shall be paid by Tenant, except as specifically provided otherwise in this Lease; (e) all provisions of this Lease are to be interpreted and construed in light of the intentions expressed in this
Section 18.28; and (f) the Fixed Rent specified in Section 3.1 shall be net to Landlord.

     18.29. WAIVER OF JURY TRIAL. Landlord and Tenant each unconditionally waives any right to trial by jury to resolve any claim asserted in connection with any matter arising in connection with this Lease, the Premises, the Project or use or occupancy of the Premises.

     18.30. BLANKET LIMITATIONS ON TENANT'S RENTAL OFFSET RIGHTS. Notwithstanding any provision of this Lease allowing Tenant to offset amounts against, or deduct amounts from, its payment of Fixed or Additional Rent or other sums to be paid Landlord under this Lease, (a) Tenant shall have no right whatsoever to, and shall not, make the offset or deduction, if a bona fide dispute exists between Landlord and Tenant as to the matter or matters forming the basis of Tenant's claim that it has a right hereunder to make the offset or deduction until such time as the parties otherwise agree or until Tenant receives the final unappealable order of a court of competent jurisdiction establishing Landlord's liability to Tenant in connection with such matter or matters, and (b) Tenant's right to offset amounts against Rent shall be limited to twenty-five percent (25%) of Fixed Rent.

     18.31. EXHIBITS. All exhibits enumerated in this Section 18.31 and/or now or hereafter attached to this Lease are incorporated into this Lease in full by this reference. Each party agrees to perform any obligations to be performed by it pursuant to the provisions of all such exhibits.

     EXHIBITS:
     --------

     Exhibit A:     Site Plan of the Project
     Exhibit A-1:   Floor Plan
     Exhibit B:     Legal Description
     Exhibit C:     Outline Specifications
     Exhibit C-1:   Space Plan
     Exhibit D:     Final Plans and Specifications
     Exhibit E:     Form of Subordination Agreement
     Exhibit F:     Sign Standards
     Exhibit G:     Rules and Regulations

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

                                        LANDLORD:

                                        OPUS NORTHWEST, L.L.C.,
                                        a Delaware limited liability company



                                        By:  /s/ John Solberg
                                           -------------------------------------
                                             John Solberg, Vice President


                                        TENANT:

                                        APEX PC SOLUTIONS, INC.,
                                        a Washington corporation



                                        By: /s/ Kevin Hafer
                                           -------------------------------------
                                           Its President and CEO
                                              ----------------------------------

STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

          I certify that I know or have satisfactory evidence that JOHN SOLBERG is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of OPUS NORTHWEST, L.L.C., a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

          Dated:  _________________________, 1998.



                                        --------------------------------------
                                        (Signature of Notary Public)

                                        --------------------------------------
                                        (Printed Name of Notary Public)

                                        My Appointment expires
                                                              ----------------


STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

          I certify that I know or have satisfactory evidence that _________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ______________________________________ of APEX PC SOLUTIONS, INC., a Washington
corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

          Dated: ____________________, 1998.


                                        --------------------------------------
                                        (Signature of Notary Public)


                                        --------------------------------------
                                        (Printed Name of Notary Public)

                                        My Appointment expires
                                                              ----------------

                                      EXHIBIT A
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                               SITE PLAN OF THE PROJECT

                                     EXHIBIT A-1
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                                      FLOOR PLAN



                                        A-1:1

                                      EXHIBIT B
                                          TO
                                 NET LEASE AGREEMENT
                               WILLOWS COMMERCE PROJECT


                                  LEGAL DESCRIPTION

     Landlord and Tenant acknowledge that the legal description set forth below is for two lots that the Building would currently straddle, but that Landlord will be adjusting the lot lines to cause the Building to be located entirely upon one lot. Promptly after the lot line adjustment is recorded, Landlord and Tenant will execute an amendment to this Lease revising the legal description set forth on this Exhibit B. For all purposes of this Lease, the "Project" shall thereafter mean the property described on the revised Exhibit B.

                                      EXHIBIT C
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                                OUTLINE SPECIFICATIONS


            OUTLINE SPECIFICATIONS FOR BASE BUILDING SHELL AND SITEWORK

GENERAL NOTES:

*    Approximately 116,000 SF of gross building area.
*    Approximately 350,000 SF of gross site area.
*    Roof bays at approximately 50 X 30.
*    Assumes June 1, 1998 construction start.
*    Building height is 24' clear minimum.

DIVISION 2 - SITEWORK:

*    Strip entire site 6" and haul off site.
*    Cut/fill with native material.
* Over-excavation of continuous footings 2'-0" below subgrade and 2'-0" past edge of footing; replace with structural fill.
*    Asphalt:  2" Class B over 12" cement treated base.
* Storm sewer includes tight-line roof drains, catch basins, storm sewer piping, detention ponds and bio-filtration as required by the City of Redmond.
* Sanitary sewer PVC sewer piping, man holes, and connection to City of Redmond sewer system.
* 2" Domestic water connection and 1 1/2" meter from the fireline to the pipe stub up inside the building.
* Fire water service includes ductile iron fire line, fire hydrant assemblies, fire department connection and detector check valve (placed outside the building) as required by the City of Redmond Fire Department.
* Plain finished concrete sidewalks as required by the City of Redmond for pedestrian circulation.
*    Miscellaneous site improvements (trash enclosures, bollards, signs, etc.).

DIVISION 3 - CONCRETE:

* Perimeter footings at 2'-0" wide by 1'- 0" deep bearing on 2500 psf subgrade.
*    Interior footings at poured monolithic with slab.
* Slab on grade: 5-1/2", unreinforced sealed concrete (vapor under fully heated space) for a design floor load of 300 pounds per SF.
* Plain-faced tilt-up panels ranging from 5-1/2" to 7-1/4" thick with 1/2" reveals.

DIVISION 5 - METALS:

*    6x6x1/4 tube steel columns top set installed.
*    Roof hatch and ladder.
*    Interior pipe bollards excluded.
*    Angle iron casing at dock doors.

DIVISION 6 - CARPENTRY:

*    Composite wood and steel roof structure with 50 X 30 bays.
*    Steel open web truss girders.
*    Steel open web trusses.
*    2x4 stiffeners.
*    7/16" OSB sheathing.

DIVISION 7 - THERMAL AND MOISTURE PROTECTION:

*    Malarkey NM3 3-ply built-up roofing system.
*    Batt roof insulation.
*    Single dome 4'x8' fusible-link smoke vents for entire warehouse area.

DIVISION 8 - DOORS & WINDOWS:

*    6 each 9'x10' overhead doors, uninsulated 26 Ga.
*    2 each 12'x14' overhead doors, uninsulated 26 Ga.
*    Aluminum anodized storefront windows.
*    Hollow metal doors and frames as required for exiting.

DIVISION 9 - FINISHES:

* Exterior painting: one (1) coat acrylic latex over primer, three (3) colors with breaks at reveals and panel joints.

DIVISION 11 - EQUIPMENT:

*    Dock bumpers as required on dock high doors.

DIVISION 15 - MECHANICAL:

PLUMBING
*    2" waterline stubbed into building with a hose bib.
*    Sanitary sewer stubbed into the building office area.
*    Interior roof drains at entrances tightlined to storm system.
* Exterior downspouts tightlined to storm system at all areas except for entrances.

FIRE PROTECTION
* Sprinkler system is a high density system providing .39 gallons over 5,600 SF of building area and includes installation of fire protection monitoring system as defined by NFPA 13.

HEATING
*    Freeze protection only with gas fired unit heaters.

DIVISION 16 - ELECTRICAL:

*    One (1) 800 amp, 277/480 volt, three-phase main service.
*    One (1) 100 amp, 277/480 volt three phase house panel.
*    One (1) 50 amp, 110/240 volt single phase house panel.
* HPS wall packs on the building exterior and light poles throughout the parking lot as required to provide .5 foot candles at the edge of paving.
*    One (1) telephone terminal board.
*    Two (2) 4" telephone conduits only from telephone vault to building.


                   OUTLINE SPECIFICATIONS FOR TENANT IMPROVEMENT

DIVISION 6 - WOOD & PLASTICS

*    Furring at exterior walls with 3-1/2" metal studs.
* Full height wall at mezzanine perimeter with 3-1/2" metal studs (if applicable).
* 3-1/2" metal stud interior partitions, 9 foot in height with insulation as shown on the drawings.
*    6" metal stud GWB ceiling supports.
*    Plastic laminate cabinet lowers.
*    Plastic laminate cabinet uppers. (open shelves)
*    Plastic laminate countertops.

DIVISION 7 - THERMAL/MOISTURE PROTECTION

*    R-30 unfaced type insulation over suspended ceiling.
* R-13 unfaced type 1 with independent visqueen vapor barrier over stud framing at exterior furring and mezzanine separation wall.
* Sound batt insulation at rest rooms, conference rooms and executive office walls.

DIVISION 8 - DOORS AND WINDOWS

* Single doors to be 3 feet by 7 feet x 1-3/4 inch solid core prefinished oak doors with prefinished wood jambs and casing. Double doors to be 6 feet by 7 feet x 1-3/4 inch solid core prefinished oak doors with prefinished wood jambs and casing. Hardware to be Schlage grade commercial. Finish to be US626D brushed chrome.
*    Relights with prefinished wood stops and casing.

DIVISION 9 - FINISHES

*    All interior walls to receive 5/8 inch GWB taped with smooth finish.
* Suspended ceiling to consist of Chicago Metallic Corporation #1800, 2 foot x 4 foot grid system or equal (non-rated) and Armstrong "Cortega Minaboard" ceiling tile or equal (non-rated).

*    Sheet vinyl at rest room floors.
*    Vinyl composition tile at lunchroom.
*    Carpeting - 26 oz. glue down.
*    Rest room wet walls to receive plastic laminate wainscot to 48 inches AFF.
* Office walls to receive one coat of latex wall primer, one finish coat of flat wall paint. Bathroom walls to receive one finish coat of enamel paint.



DIVISION 10 - SPECIALTIES

* Toilet partitions to be floor mounted and head railed braced plastic laminate construction.
*    Toilet Accessories:
     One soap dispenser per lavatory.
     One sanitary cover dispenser in each stall.
     Toilet paper dispenser in each stall.
     Handicap grab bars provided in each handicap stall.
     One mirror at each lavatory.
     One surface mounted paper towel dispenser per lavatory.

DIVISION 15 - MECHANICAL

PLUMBING:
*    Floor mount flush tank water closets.
*    Counter top lavatory.
*    Urinals.
*    Lunchroom sinks.
*    Janitor sink(s).
*    One hot water heater.

FIRE PROTECTION:
* Fire sprinkler system to meet NFPA-13 requirements with semi-recessed heads.

15.8 HVAC:
* Office HVAC system to be multi-package roof top units with ducting to provide heating and cooling to office area. Includes multiple zones.
*    Exhaust fan per rest room and lunchroom with ducting through the roof.

DIVISION 16 - ELECTRICAL

* 200 amp, 480 volt, 3-phase service including meter, fused disconnect, 200 amp MLO panel, 45 KVA step down transformer, 125 amp main circuit breaker.
* Convenience power, voice and date stubs (mud rings and pull strings) per standard office.
* Office lighting provided by standard 2 x 4, 3 lamp fluorescent fixtures spaced to provide 60 - 65 footcandles.



            OUTLINE SPECIFICATIONS FOR PRODUCTION WAREHOUSE IMPROVEMENTS


*    Heat to 60* approximately 86,840 square feet
*    Insulation of warehouse walls with R-11 insulation.
* Insulation under roof deck with R-21 batt, approximately 86,840 square feet.
* Upgrade electrical with additional 800 amps of 480 volt 3-phase power. (For a total of 1,600 amps of 480 volts in Building D).
*    Upgrade production area lighting to 50 f.c.

                                     EXHIBIT C-1
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                                      SPACE PLAN


                        [To be created pursuant to Section 2.1]




                                        C:1-1

                                      EXHIBIT D
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                            FINAL PLANS AND SPECIFICATIONS



                  [To be determined in accordance with Section 2.1]

                                      EXHIBIT E
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                           FORM OF SUBORDINATION AGREEMENT


Recorded at the Request of
and after Recording Return to

_____________________________
_____________________________
_____________________________
_____________________________








Grantor:________________________________________________________________________
Grantee:________________________________________________________________________
Abbreviated Legal Description:__________________________________________________
________________________________________________________________________________
Assessor's Tax Parcel ID No.:___________________________________________________

                                                                   Project Name,
                                                                     City, State
                            SUBORDINATION, NONDISTURBANCE
                               AND ATTORNMENT AGREEMENT

     This SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into as of the ______ day of _______________, 199___, by and between ______________________________________, a
________________________________________ ("Landlord"), whose address is
_____________________________________________________________________________ a
______________________________________________________ ("Tenant"), whose address is _______________________________________________________________________, and
___________________________________, a __________________________
("Beneficiary"), whose address is ____________________________
_______________________________.

     Tenant is the present lessee under a lease dated _____________________, 199___ (as now or hereafter amended, the "Lease"), made by Opus Northwest, L.L.C., a Delaware limited liability company, as Landlord, demising all or a portion of the Premises. As a condition precedent to Beneficiary's disbursement of loan proceeds, Beneficiary has required that Tenant subordinate the Lease and its interest in the Premises in all respects to the lien of the Deed of Trust.

     NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed as follows:

     1. SUBORDINATION. The Lease, and the rights of Tenant in, to or under the Lease and the Premises, including but not limited to any option in favor of Tenant to renew or extend the term of the lease and/or purchase the Premises or any other property encumbered by the Deed of Trust and any claim to condemnation awards by Tenant, except with respect to the unamortized cost of trade fixtures and improvements owned by Tenant which are not removable, are hereby subjected and subordinated and shall remain in all respects and for all purposes subject, subordinate and junior to the lien of the Deed of Trust, and to the rights and interest of the from time-to-time holder of the Deed of Trust, as fully and with the same effect as if the Deed of Trust had been duly executed, acknowledged and recorded, and the indebtedness secured thereby had been fully disbursed prior to the execution of the Lease or possession of the Premises by Tenant, or its predecessors in interest.

     2. RELIANCE BY BENEFICIARY. The parties are executing this instrument in order to induce Beneficiary to disburse the indebtedness secured by the Deed of Trust, and the parties agree that the disbursement by Beneficiary of all or any part of the indebtedness shall constitute conclusive reliance by Beneficiary upon this instrument and the provisions hereof and the subordination effected hereby.

     3. TENANT NOT TO BE DISTURBED. So long as no Event of Default (as defined in the Lease) (beyond any period given Tenant to cure such default) by Tenant then exists, Tenant's possession of the Premises and any extensions or renewal rights therefor in the Lease, shall not be diminished or interfered with by Beneficiary, and Tenant's occupancy of the Premises shall not be disturbed by Beneficiary for any reason whatsoever during the term of the Lease and any such extensions or renewals thereof, and Beneficiary will not join Tenant as a party defendant in any action or proceeding foreclosing the Deed of Trust unless such joinder is necessary to foreclose the Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease.

     4. TENANT TO ATTORN TO BENEFICIARY. If the interests of Landlord shall be transferred to and owned by Beneficiary by reason of foreclosure or other proceedings brought by it in lieu of or pursuant to a foreclosure, or by any other manner, and Beneficiary succeeds to the interest of the Landlord under the Lease, Tenant shall be bound to Beneficiary under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Beneficiary were the landlord under the Lease; and Tenant will attorn to and recognize Beneficiary, as its landlord, said attornment to be effective and self-operative immediately upon Beneficiary succeeding to the interest of the Landlord without the execution of any further instruments on the part of any of the parties hereto.

     5. BENEFICIARY NOT BOUND BY CERTAIN ACTS OF LANDLORD. If Beneficiary or any other person holding by or through Beneficiary as a result of foreclosure of the Deed of Trust or conveyance in lieu thereof ("New Owner") shall succeed to the interest of Landlord under the Lease, neither Beneficiary nor New Owner shall (1) be liable for any act or omission of any prior landlord (including Grantor) except to the extent Beneficiary or New Owner has received notice of default under the Lease and has failed to cure the same within the time limits prescribed therein and in the Lease; (2) be subject to any offsets or defenses which Tenant might have against any prior landlord (including Grantor) except to the extent Beneficiary or New Owner has received notice of default under the Lease and has failed to cure the same within the time limits prescribed therein and in the Lease; (3) be bound by any rent or additional rent which Tenant might have paid for more than 30 days in advance; (4) be obligated for repayment of any security deposit which has not been previously paid to Beneficiary; or
(5) be bound by any amendment or modification of the Lease made subsequent to the date of this Agreement without Beneficiary's consent.

     6. ASSIGNMENT OF RENTS. Landlord and Tenant acknowledge that Beneficiary is entitled, pursuant to an Assignment of Leases and Rents executed by Landlord in favor of Beneficiary, to collect and receive all rent payable under the Lease directly from Tenant. Landlord hereby directs Tenant, and Tenant hereby agrees, to pay all of said rent directly to Beneficiary upon Tenant's receipt of a written direction by Beneficiary to pay said rent to Beneficiary. Until Tenant receives such a direction from Beneficiary, Tenant will pay all of said rent to Landlord in accordance with the provisions of the Lease. Landlord agrees that, upon Tenant's receipt of such a direction from Beneficiary, Tenant will not be required to determine whether Landlord is in default under the Loan Documents, and Landlord will credit all of such rent paid to Beneficiary against Tenant's obligations pursuant to the Lease.

     7. SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon the parties hereto and their heirs, administrators, representatives, successors and assigns, including without limitation each and every from time-to-time holder of the Lease or any other person having an interest therein and shall inure to the benefit of the parties and their respective heirs, successors and assigns.

     8. CHOICE OF LAW. This Agreement is made and executed under and in all respects is to be governed and construed by the laws of the State where the Premises are situate.

     9. CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     10. NOTICES. Any notice which any party to the Lease may desire or may be required to give to any other party shall be in writing and sent by certified mail, or equivalent, to the addresses as set forth above, or to such other places any party hereto may by notice in writing designate. Beneficiary, upon succeeding to the interest of Landlord under the Lease, shall not be bound by any notice given by Tenant to any prior landlord (including Grantor) unless a copy of the notice was sent to Beneficiary.

Notwithstanding anything herein or in the Lease to the contrary and so long as Beneficiary has any interest in the Premises, Landlord shall not be in default under any provision of the Lease unless written notice specifying such default is mailed to Landlord and to Beneficiary. Lessee agrees that Beneficiary shall have the right to cure such default on behalf of Landlord within 30 calendar days after receipt of such notice. Tenant further agrees not to invoke any of its remedies under the Lease until said 30 days have elapsed, or during any period that Beneficiary is proceeding to cure such default with due diligence, not to exceed 90 days.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above.

                                             TENANT:

                                             -----------------------------------
                                             a
                                              ----------------------------------

                                             By:
                                                --------------------------------
                                               Its
                                                  ------------------------------

                                             BENEFICIARY:

                                             -----------------------------------
                                             a
                                              ----------------------------------

                                             By:
                                                --------------------------------
                                               Its
                                                  ------------------------------


                                             LANDLORD:

                                             -----------------------------------
                                             a
                                              ----------------------------------

                                             By:
                                                --------------------------------
                                               Its
                                                  ------------------------------


                                [ADD ACKNOWLEDGMENTS]

                                     SCHEDULE A
                                         TO
               SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

                                 LEGAL DESCRIPTION

                             [Insert Legal Description]














                                       E-A:1

                                      EXHIBIT F
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK


                                    SIGN STANDARDS


1. Exterior Tenant identification signage shall not exceed 30" in height nor 12' in length.

2.   All signage shall be non-lighted and non-illuminated.

3.   Signage shall be on no pylons without Landlord's approval.

4. No more than one exterior Tenant identification sign is permitted for each tenant.

5.   Color and location of all signage shall be approved by Landlord.

6. Numbers and door identification signage for Tenant shall not exceed 8" and color and location of such signage shall be subject to Landlord's approval.

7. Tenant shall be responsible for removal of the signage and repair to the Building upon termination or expiration of this Lease.

                                      EXHIBIT G
                                          TO
                                 NET LEASE AGREEMENT
                                WILLOWS COMMERCE PARK

                                RULES AND REGULATIONS

     Landlord hereby establishes the following rules and regulations for the conduct of Tenant, its employees, agents, contractors, and invitees in the Common Areas of Willows Commerce Park (the "Park"):

1.   REFUSE

     A. All trash, rubbish, waste material and other garbage shall be kept within the Premises or the compactor in the loading area or truck well until the day of removal, such removal to be at the expense of Tenant on a regular basis as reasonably determined by Landlord.

     B. Tenant shall not burn any trash in or about the Premises or anywhere within the Project.

     C. If Tenant's trash is of a deteriorating nature, creating offensive odors, Tenant shall utilize and maintain at its cost refrigerated facilities as reasonably required by the Landlord.

     D. If Landlord considers necessary, or otherwise consents in writing to, the placing of Tenant's trash outside the Premises, such trash shall be placed by Tenant in containers approved by Landlord but provided at Tenant's expense and kept at the location referred on the Site Plan. Trash containers shown on the approved plans and specifications shall be deemed approved.

     E. All compactors that may contain liquids shall be equipped with a drain and a connection to the sanitary sewer per Sewer Utility regulations. No self-contained compactor shall exceed 25 cubic yards. No disconnect compactor shall exceed 30 cubic yards gross weight of truck, and compactor shall not exceed DOT legal weight limits.

2.   SUSPENSION AND FURNISHINGS

     A. Tenant shall not hang or suspend from any part of the roof structure any equipment, fixtures, signs or displays which are not first authorized by Landlord, which will not be unreasonably withheld.

     B. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be at Tenant's cost.

3.   ELECTRICAL EQUIPMENT

     If, after the Commencement Date of the Initial Term, Tenant requires any electrical equipment which might overload the electrical facilities in the Premises, Tenant shall submit to Landlord plans and specifications for work required to install and supply additional electrical facilities or equipment to prevent such overloading, and shall obtain Landlord's written approval (which shall not be unreasonably withheld) to perform such work, which shall meet all the applicable regulations or requirements of any government or other competent authority, the Association of Insurance Underwriters and Landlord's insurers, all at the sole cost of Tenant.

4.   PLUMBING

     No plumbing facilities shall be used for any purpose other than that for which they were designed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant or by any person for whom Tenant is responsible shall be borne by Tenant. Specifically, Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags, cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive.

5.   HVAC OPERATION

     A. Tenant shall operate or permit to be operated its own heating, ventilating or air-conditioning equipment, if any, in such manner that there will be no direct or indirect appropriation of heating or cooling from other portions of the Project.

     B. Tenant shall not leave open any doors or windows to the exterior of the Project which would adversely affect the performance of any heating, ventilating or air-conditioning equipment in the Project.

     C. This paragraph 5 shall not apply if the HVAC system for the Premises is entirely self-contained and not shared with any other tenant.

6.   PARKING AREAS AND ROADWAYS

     A. Tenant shall not load or unload long-haul delivery trucks or truck-trailers, whether disconnected or not, in the parking areas.
          All such unloading shall be done at Tenant's loading dock or other area specified by Landlord as Tenant's receiving area. This paragraph does not apply to incidental deliveries, such as Federal Express or the United States post office.

     B. If any portion of the Project is open for business at the time, then Tenant shall cause all long-haul delivery trucks or truck-trailers, whether disconnected or not, and construction vehicles and workers to enter and leave the Project by service drives shown on the Site Plan or other routes designated by Landlord at the time. Such trucks and vehicles shall be parked only in areas designated by Landlord.

     C. Tenant shall not allow delivery trucks or truck-trailers, whether disconnected or not, to park in any other area of the Project that might interfere with access to other tenants' loading docks or receiving areas.

     D. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Project.

7.   NO SOLICITATION

     Tenant, or Tenant's employees and agents, shall not solicit business in the Parking Areas or other Common Areas and shall not distribute any handbills or other advertising matter therein.

8.   PESTS

     Should the Premises become infested with rodents, vermin or the like on or after 90 days after the Commencement Date, Tenant shall forthwith remedy the same and shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require as being necessary by reason of the conditions in the Premises.

9.   NOTICE OF ACCIDENT, DEFECTS

     Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or of defects therein or to any fixtures or equipment thereon.

10.  EMERGENCY CONTACTS

     Tenant shall provide Landlord with the names, addresses and telephone numbers of 2 authorized employees of Tenant who may be contacted by Landlord upon an emergency relative to the Premises.

11.  PERMITS, LICENSES

     Tenant alone shall be responsible for obtaining, from the appropriate governmental authority or other regulatory body having jurisdiction, whatever permits, licenses or approvals as may be necessary for the operation of its business.

12.  FURTHER RULES AND REGULATIONS

     Landlord reserves the right to modify or rescind any of these rules and regulations (as to some or all occupants of the Project) and to make such other and further rules and regulations as it deems in its sole reasonable judgment shall from time to time be necessary or advisable for the operation of the Project, which rules and regulations shall, subject to
     Section 18 of the Lease, be binding upon Tenant upon its notification of said rules and regulations.


                                         G-2